EXHIBIT 1A-2B

TO THE OFFERING CIRCULAR

LLC OPERATING AGREEMENT FOR

OPENING NIGHT ENTERPRISES, LLC

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY OF THE MEMBERSHIP INTERESTS (i.e. SECURITIES) REPRESENTED BY THIS COMPANY OPERATING AGREEMENT NOR DOES THE SECURITIES EXCHANGE COMMISSION PASS UPON THE MERITS OR GIVE ITS APPROVAL TO THE TERMS OF THIS OFFERING, THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OF THIS OPERATING AGREEMENT OR OTHER SELLING LITERATURE.  THE SECURITIES BEING OFFERED HAVE NOT BEEN REGISTERED WITH THE SECURITIES EXCHANGE COMMISSION, NOR HAVE THEY BEEN REGISTERED WITH ANY FOREIGN EQUIVALENT AGENCY OR BRANCH.  THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

THE INFORMATION IN THIS DOCUMENT OR ANY OTHER DOCUMENT SUBMITTED TO INVESTORS IN CONNECTION WITH THIS OFFERING, AND WHETHER SUCH DISCLOSURE IS ADEQUATE AND WHETHER THESE SECURITIES ARE EXEMPT FROM REGISTRATION, HAS NOT BEEN REVIEWED OR PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AGENCY, NOR HAS ANY SUCH AGENCY PASSED UPON THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY OR ANY REPRESENTATION THAT ANY REGULATORY AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OPERATING AGREEMENT IS A CRIMINAL OFFENSE. THE MEMBERSHIP INTERESTS BEING OFFERED ARE SPECULATIVE SECURITIES THAT INCLUDE A HIGH DEGREE OF RISK. ACCORDINGLY, THE OFFERING IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT.

THE INTERESTS EVIDENCED BY THIS OPERATING AGREEMENT (THE "INTERESTS") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE INTERESTS MAY ONLY BE ACQUIRED FOR THE PURCHASER'S OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.

THIS AGREEMENT, TOGETHER WITH ITS ATTACHED EXHIBIT AND RELATED PAPERS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY.

THE INTERESTS ARE CONSIDERED 'SECURITIES' FOR PURPOSES OF FEDERAL AND CERTAIN STATE SECURITIES LAWS. THE OFFER AND SALE OF THE INTERESTS WILL BE MADE TO INVESTORS ONLY IN SUCH A MANNER THAT THEY WILL BE DEEMED TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT PURSUANT TO SECTION 3(b)(2) OF THE 1933 ACT AND REGULATION A PROMULGATED THEREUNDER.

THE MANAGERS RESERVE THE RIGHT TO WITHDRAW OR MODIFY THIS OFFERING AND TO REJECT ANY PURCHASE OFFER IN WHOLE OR IN PART.

NO OFFERING LITERATURE SHALL BE EMPLOYED IN THE OFFERING OF THESE INTERESTS EXCEPT FOR THIS OPERATING AGREEMENT AND ACCOMPANYING OFFERING CIRCULAR, AND NO PERSON HAS BEEN AUTHORIZED TO MAKE OR TO GIVE ANY SUCH REPRESENTATIONS. ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED IN OR OBTAINED PURSUANT TO THE TERMS OF THIS OPERATING AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE MANAGERS.

ALL RELEVANT DOCUMENTS IN THE POSSESSION OF OR REASONABLY AVAILABLE TO THE MANAGERS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION FURNISHED IN THIS OPERATING AGREEMENT WILL BE MADE AVAILABLE TO THE OFFEREE AND/OR HIS/HER OR ITS ADVISORS UPON REQUEST.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE COMPANY, THE MANAGERS, THEIR AFFILIATES OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT WITH AND RELY ON HIS/HER OR ITS OWN PERSONAL COUNSEL, ACCOUNTANT AND/OR OTHER ADVISORS AS TO LEGAL, TAX AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THE OPERATING AGREEMENT AND ITS SUITABILITY FOR HIM/HER OR IT. NO REPRESENTATION OR WARRANTY IS OR CAN BE MADE AS TO THE ECONOMIC RETURN THAT MAY ACCRUE TO A MEMBER. THERE MAY BE NO TAX BENEFITS FROM AN INVESTMENT IN THE COMPANY (INCLUDING LEVERAGING AND/OR DEPRECIATION) AND ANY INVESTMENT SHOULD BE MADE SOLELY FOR ECONOMIC REASONS. CERTAIN INVESTORS MAY BE ABLE TO OFFSET LOSSES AGAINST CERTAIN INVESTMENT GAINS AT CERTAIN TIMES, HOWEVER NO MEMBER SHOULD DEEM NOR RELY ON ANY STATEMENT HEREIN AS TAX ADVICE. MEMBERS ARE ADVISED TO CONSULT A TAX ACCOUNTANT REGARDING THE TAX REPERCUSSIONS OF THIS INVESTMENT.

Table of Contents

Article I	1

GLOSSARY	1

Article II	16

FORMATION MATTERS	16
2.1 Formation of Limited Liability Company	16
2.2 Filings	16
2.3 Limited Liability Company Name	16
2.4 Principal Office	16
2.5 Term of Company	17
2.6 Name, Address and Designation of Managers and Members	17
2.7 Agent for Service of Process	17
2.8 Agreement, Effect of Inconsistencies with the Law	17
2.9 Entity Declaration	17

Article III	18

PURPOSES AND POWERS	18
3.1 Purposes of the Limited Liability Company	18
3.2 Powers of the Company	18

Article IV	18

CONTRIBUTIONS AND CAPITAL ACCOUNTS	18
4.1 Capital Contributions by Members	18
4.2 Cash and Property Contributions by Unit Holders	18
4.3 Non-Capital Contribution	19
4.4 Withdrawal of Capital	19
4.5 Interest	19
4.6 Liabilities of Managers for Contributions	19
4.7 Maintenance of Capital Accounts	19
4.8 Additional Contributions	20
4.9 Revaluation of Company Property	21

Article V	22

TAX ALLOCATIONS	22
5.1 Allocations of Net Gains	22
5.2 Allocation of Net Losses	22
5.3. Syndication Expenses	22
5.4 Special Allocations	22
5.5 Other Allocation Rules	23
5.6 Accounting Policy; Fiscal Year	24
5.7 Books and Records	24
5.8 Banking	24
5.9 Compensation of Managers and Affiliates	24

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	i

5.10 Unit Holder Compensation	25
5.11 Taxes of Taxing Jurisdictions	25
5.12 Cash Method of Accounting	25

Article VI	25

DISTRIBUTIONS	25
6.1. Distributions	25
6.2 Distributions in Liquidation	27
6.3 Governmental Withholding	27
6.4 Liability upon Wrongful Distribution	27

Article VII	27

MANAGEMENT OF THE LIMITED LIABILITY COMPANY	27
7.1 Election of Managers	27
7.2 Management Powers of the Managers (Generally)	28
7.3 Specific Power and Authority of Managers	28
7.4 Authority to Execute Agreements on Behalf of Company	29
7.5 Time Devoted to Company	29
7.6 Other Business	30
7.7 Agreements with Members and Others	30
7.8 Manager as Tax Matters Partner/Member	30
7.9 Withdrawal of Manager	31
7.10 Indemnification	31
7.11 Rights and Obligations of the Unit Holders	31
7.12 Reports to Members and Others	31
7.13 Meetings	32
7.14 Fiduciary Duties of Managers	32
7.15 Actions by Members	32
7.16 Credits	32

Article VIII	32

ASSIGNMENT OF INTERESTS IN THE LIMITED LIABILITY COMPANY	32
8.1 Restrictions On Transfers	32
8.2 Assignment of the Interest in the Company of a Manager	33
8.3 Rights of Assignee	33
8.4 Substitution of Assignee	33
8.5 Allocations and Distributions	33
8.6 Incapacity, Death, Bankruptcy of a Unit Holder	34
8.7 Further Assignments	34
8.8 Removal of a Manager	34
8.9 Incapacity or Death of a Manager	34
8.10 Transfer of Security Interests	34
8.11 Voluntary Withdrawal	34
8.12 Involuntary Withdrawal	34

Article IX	35

AMENDMENTS	35
9.1 Amendments	35

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	ii

Article X DISSOLUTION, WINDING UP AND LIQUIDATION	35
10.1 Events of Dissolution	35
10.2 Company Continuation	35
10.3 Winding Up	35
10.4 Liquidation	36
10.5 Effect of Dissolution Event	36
10.6 Transfer of Member’s Interests	36

Article XI	36

MISCELLANEOUS PROVISIONS	36
11.1 Notices	36
11.2 Power of Attorney	37
11.3 Severability	37
11.4 Applicability of California Law	37
11.5 Arbitration	37
11.6 Headings	38
11.7 Entire Agreement	38
11.8 Successors	38
11.9 Consents and Agreements	38
11.10 Waiver of Claims	38
11.11 No Injunction	39
11.12 Cure	39
11.13 Counterparts	39

Article XII	39

PURCHASER REPRESENTATIONS AND INDEMNIFICATION	39
12.1 Representations of the Unit Holder	39
12.2 Indemnification	40

(This Operating Agreement exists as Exhibit 2 to the Offering Circular for the initial Offering of Non-Managing Membership Units in Opening Night Enterprises, LLC, a California limited liability company).

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	iii

OPERATING AGREEMENT

OPENING NIGHT ENTERPRISES, LLC

A CALIFORNIA LIMITED LIABILITY COMPANY

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (herein called the “Operating Agreement” or “Agreement”), is entered into as of the date set forth below, by and between the managing members of the Company (as hereinafter defined), consisting of: (1) Charles Jones II Enterprises, LLC on behalf of Charles Jones II; (2) Kristin Chenoweth; and (3) Regina Dowling (collectively, the “Managers”) on the one hand and the Non-Managing Members of the Company pursuant to the Offering’s Subscription Agreement executed by such Members.

W I T N E S S E T H:

NOW THEREFORE, it is agreed as follows:

Article I

GLOSSARY

The following terms, when used in this Agreement, (initial letter capitalized herein and in the accompanying Offering Circular and Subscription Agreement) shall have the respective meanings assigned to them in this Article unless the context otherwise requires:

 “Act” or The “Securities Act”: The federal Securities Act of 1933, as the same may be amended from time to time.

“Adjusted Capital Account Deficit”: With respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that such Member is deemed obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Cash Flow” or “Distributable Cash” or “Net Receipts” or “Adjusted Gross Profits” or “Net Profits” or “Net Revenues” (A) the Gross Receipts (which shall include all gross receipts of the Company from all sources throughout the world in any media now known or hereafter created including without limitation from exploitation of all the Company’s merchandising, soundtrack album, music publishing, and other ancillary or subsidiary rights, and otherwise derived from the Company’s operations) including, without limitation (i) net proceeds from a Capital Transaction; and (ii) reductions, if any, in reserves established by the Managers from time to time, reduced by (B) all cash expenses of the Company incurred or required to be incurred by or on the account of the Company in connection with its media and other products, the rights therein and thereto, and the operations of the Company that are unpaid from the Capital Contributions (and/or Non-Capital Contributions as discussed in Articles 4.1 - 4.3 herein below) at the time Company receives gross receipts, which expenses may include, without limitation: (i) the aggregate expenses, charges and disbursements incurred in connection with the preparation, production, completion and delivery of the Series, fully cut, edited and scored, and with the development, production and presentation of the Musicals, each including without limitation the following: payments for acquisition of underlying rights, payments for the services of developmental and production personnel, on-camera talent, judges, performers, choreographers, writers’ and actors’ fees, studio facilities, overhead, laboratory and sound services, location expenses, advertising and marketing costs, set production, theater rentals, routine promotional expenses, all outstanding developmental and production costs, all costs associated with financing and interest payments, and all legal and accounting charges, (ii) all other expenses of whatever kind or nature incurred in or in connection with the organization or operation of the business of the Company including, but not limited to, the promotion, sale and distribution of the Series and ancillary and subsidiary rights therein, (iii) all transaction costs and expenses, (iv) debt service on any Company loans and other financing charges, (v) taxes and other fees incurred in connection with the operation of the Company, and (vi) increases, if any, in reserves established by the Managers from time to time for working capital and other purposes.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	1

“Additional Capital Contributions”: Means those Contributions of Money (i.e., not including Non-Capital Contributions) made above and beyond those Contributions raised as part of the Initial Contributions by the Initial Members (i.e., Contributions made in exchange for Membership Interests other than the initial Membership Interests sold as part of this Offering);

“Additional Contribution(s)”: Contributions made above and beyond those Contributions raised as part of the Initial Offering by Initial Members.

“Additional Member(s)”: A Member other than an Initial Member or a Substitute Member who has acquired a Membership Interest from Company; they are generally those additional Investors identified by Managers to provide funding of the Series or Musical and become Member(s) hereof; the term is further defined in Article 4.8 below.

 “Affiliate”: Any Person directly or indirectly controlling, controlled by or under common control with this Company or its Managers.

“Agreement” or “Operating Agreement”: This written agreement as between all of the Members and Managers and relating to and regulating the affairs of the Company and the conduct of its business in any manner not inconsistent with Law or the Articles of Organization, including all amendments thereto.  Such term shall refer to this Agreement as a whole, unless the context otherwise requires.  This Agreement is incorporated into the accompanying Offering Circular as Exhibit 2.

“Allocations”: Designations of Member and Manager shares of Company income, losses, credits, deductions and/or other financial or tax items in the manner described in this Agreement.

“Articles” or “Articles of Organization”: The Articles of Organization for the Company originally filed with the California Secretary of State, including all amendments thereto or restatements thereof and such term shall mean the Articles as a whole unless the context otherwise requires.

“Amortization”: The method of allocating the cost of an intangible asset over time for purposes of offsetting (deducting) such cost from revenues the asset helps to produce.

“Assignee” or “Transferee”: A Person to whom a Membership Interest has been transferred and who has not been admitted as a Substituted Member.

“Bankrupt Member”: A Member who: (1) has become the subject of an Order for Relief under the United States Bankruptcy Code or any successor statute or other statute in any foreign jurisdiction having like import or effect, or (2) has initiated, either in an original Proceeding or by way of answer in any state insolvency or receivership Proceedings, an action for liquidation, arrangement, composition, readjustment, dissolution, or similar relief.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	2

 “Blue Sky”: Relating to U.S. state securities law compliance matters as opposed to federal securities law.

“Book Adjustment”: Adjustments with respect to the Book Value of Company Property for depreciation, depletion, Amortization, and gain or loss, as computed in accordance with section 1.704-1(b)(2)(iv)(g) of the Regulations;

“Book Value”: With respect to Property Contributed to the Company, the fair market value of the Property at the time of Contribution as adjusted by Book Adjustments; with respect to Company Property which has been Revalued, the fair market value of such Company Property as adjusted by Book Adjustments.

“Business Day”: Any day other than Saturday, Sunday, or any legal holiday observed in the State of California.

“Business Purpose” or “Purpose”: The purposes for which the Company was established, as further defined in Articles 3.1 and 3.2 below.

“Capital Account”: The account maintained for a Member or Assignee determined in accordance with Article IV.  Without limitation to the foregoing, generally, with respect to any Member, the Capital Account maintained for such Member in accordance with the following: (i) to each Member’s Capital Account there shall be credited (A) the amount of Money and the fair market value of any Property Contributed to the Company by the Member (“Invested Capital”), and (B) such Member’s Distributional Share of Net Gains and any items in the nature of income or gain that are specially Allocated pursuant to Article 5.1 of this Agreement; (ii) to each Member’s Capital Account there shall be debited (A) the amount of Money and the fair market value of any Property Distributed to the Member, and (B) the Member’s Distributional Share of Net Losses and any items in the nature of expenses or losses that are specially Allocated pursuant to Article V of this Agreement.  (Capital Accounts are discussed in greater detail in Article 4.7 infra).

“Capital Contribution”: Contributions (as defined below) other than Contributions of services or Property other than Money, including any Additional Capital Contribution, if any, of each Member of the Company.  The aggregate amount of Capital Contributions of the Unit Holders in the Offering shall be a minimum Contribution of $5,000.00 and a maximum of $50,000,000.00 unless and until the Managers determine that additional funding is necessary for the purposes of this Company.

“Capital Interest”: Means with respect to each Member, the proportion that such Member’s aggregate Unrecovered Capital Contribution bears to the total Unrecovered Capital Contributions of all Members.

“Capital Transaction”: Means (i) any transaction by the Company (other than receipt of Capital Contributions and/or Non-Capital Contributions) not in the ordinary course of the Company’s business, and (ii) any financing or refinancing of the Series and/or one or more of the Musicals.

“Closing Date” or “Closing”: The (point at)/(date on) which a given Round of the Offering may conclude (i.e., at least the Offering Minimum has been subscribed for in the event that there is an Offering Minimum for the Offering – THERE IS NO SUCH OFFERING MINIMUM CONTEMPLATED WITH THIS OFFERING THEREFORE THE ONLY “Closing” FOR THE OFFERING SHALL BE THE “Final Closing” [as defined below]) and does in fact conclude.  At this point, the secured (i.e., subscribed-for) funds are closed upon by the Company and the accompanying Units are officially granted to the Subscribers in exchange therefor.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	3

“Code”: The Internal Revenue Code of 1986, as amended.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

“Commitments”:  The obligation to Contribute and the amount to be Contributed by any Investor who becomes or seeks to become a Member of the Company.  The term may also be used interchangeably with the term “Contribution.”

“Contribution” or “Contributed Property”: Any Money, Property or services rendered, or a promissory note or other binding obligation to Contribute Money or Property or to render services as permitted under the Act and by Law, which an Initial Member or Additional Member or Assignee, as consideration for a Membership Interest, Contributes to the Company in that Member’s capacity as a Member pursuant to an agreement (i.e. the Subscription Agreement) between and among the Members and Managers, including an agreement as to value.

“Company”: The California limited liability company (Opening Night Enterprises, LLC formed pursuant to the Law.

“Company Gross Revenues” or “Company Gross Receipts”: (Same as “Gross Company Revenues” or “Gross Revenues to the Company”).

“Company Liability”: Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

“Company Minimum Gain”: An amount determined by first computing for each Company Non-Recourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is Allocated a share of that minimum gain.  For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year.  Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.  A Member’s share of Company Minimum Gain at the end of any Taxable Year equals: the sum of Non-Recourse Deductions Allocated to that Member (and to that Member’s predecessors in interest) up to that time, and the Distributions made to that Member (and to that Member’s predecessors in interest), up to that time, of proceeds of a Non-Recourse Liability allocable to an increase in Company Minimum Gain, minus the sum of that Member’s (and of that Member’s predecessors in interest) aggregate share of the net decreases in Company Minimum Gain plus their aggregate share of decreases resulting from Revaluations of Company Property subject to one or more Company Non-Recourse Liabilities.

“Company Non-Recourse Liability”: Any Company Liability to the extent that no Member or Related Person bears the economic risk of loss (as defined in section 1.752-2 of the Regulations) with respect to the Liability.

“Company Property”: Any Property owned by the Company.

“Counsel to the Managers” or “Counsel”: Ryan J. Lewis, Esq. whose offices are located at 207 W. 25th Street, 6th Floor, New York, NY 10001.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	4

“Creative Talent”: Bookwriters, producers, directors, actors and others who participate in the creative process relating to development and/or production of either the Series or one or more of the Musicals.

“Default Interest Rate”: The higher of the legal rate or the then-current prime rate quoted by the largest commercial bank in the jurisdiction of the Principal Office, plus three percent (3%).

“Deferments” or “Deferrals”: Payments for goods or services provided to the Company for/during the development, production and/or distribution of the Series and/or one or more of the Musicals for which either reduced or no compensation will be initially given (so that the payments are paid out of specified portions of the Series’ or one or more of the Musicals’ (as applicable) production budgets or Company receipts before Recoupment), it being understood that the provider of such goods or services will be compensated by the Company for the value of such goods or services solely from the Net Profits (as that term is defined solely in Section 6.1.6. below) in accordance with the provisions of Article VI of this Agreement.  (See also, “Producer and Professional Deferrals” below).

“Delinquent Member”: A Member or Assignee who has failed to meet the Commitment of that Member or Assignee.

“Depreciation”: For each Fiscal Year, an amount equal to the depreciation, Amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, Amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

“Dissociated Member”: A Person who has ceased to be a Member as a result of Dissociation.

“Dissociation”: Any action which causes a Person to cease to be a Member.

“Dissociation Event”: With respect to any Member, one or more of the following: the death, retirement, Withdrawal, resignation, expulsion, bankruptcy or dissolution of a Member, or occurrence of any other event which terminates his or her continued Membership Interest in the Company, or as otherwise provided under the Law.

“Dissolution Event”: (See Article 10.1 below).

“Distributable Cash”: The same thing as “Adjusted Net Profits” as that term is defined in Article 6.1.7. herein below.

“Distribution”: A transfer of Money, Property or other benefit from the Company to a Member on account of a Membership Interest, or to a Transferee of the Member’s Distributional Interest.

“Distributional Interest” or “Distributional Share” or “Distributive Share”: All of a Member’s interest in Distributions by the Company.

 “Economic Interest”: A person’s or entity’s right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive Distributions from, the Company, but does not include any other rights of a Member or Manager, including without limitation, the right to Vote or to participate in management, or except as provided at Law, any right to information concerning the business and affairs of the Company.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	5

The “Exchange Act” or The “Securities Exchange Act” or The “1934 Act”: Refers to The Securities Exchange Act of 1934, as the same may be amended from time to time.

 “Final Closing” or “Final Closing Date”: The (point at)/(date on) which the Offering actually Closes.  At this point, any subsequent offering of securities by the Company will not be considered a part of the prior Offering under the SEC’s “integration doctrine”, but rather, will be considered a (part of a) new and independent securities offering.

 “Fiscal Year”: Means the Company’s fiscal year, which shall commence on January 1st and end on December 31st of each year, provided that the first Fiscal Year of the Company shall be deemed to have commenced upon the filing of the Articles of Organization and shall end on December 31 of such year.

“Gross Asset Value”: With respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) the initial Gross Asset Value of any Property Contributed by a Member to the Company shall be the gross fair market value of such asset; (ii) the Gross Asset Values of all items of Company Property shall be adjusted to equal their respective gross fair market values (taking Code section 7701(g) into account) as of the following times: (A) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the Distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an Interest in the Company, and (C) the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Managers reasonably determine that such adjustment is necessary to reflect the relative Economic Interests of the Members; (iii) the Gross Asset Value of any item of Company Property Distributed to any Member shall be adjusted to equal the gross fair market value (taking Code section 7701(g) into account) of such item on the date of Distribution; and (iv) without duplication, the Gross Asset Values of each item of Company Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net (Gains) Profits” and “Net Losses” or Article 5.4.3 hereof.

“Gross Proceeds of the Offering” or “Gross Offering Proceeds”: The aggregate total of the Original Invested Capital (i.e. Commitments) of the Members and Managers.

“Gross Company Revenues” or “Gross Revenues to the Company” or “Gross Receipts” or “Gross Proceeds”: The total amount of all sums received by and belonging to the Company from any and all sources for Company activities, including, but not limited to: (i) all the revenues derived from distribution, exhibition and other exploitations of the Series and each Musical, along with all forms of contingent compensation paid to the Company as a result of the exploitation of the Series and each Musical in all markets and media; (ii) any and all ancillary incomes derived from exploitations of rights in the Series and Musicals, such as merchandising and commercial use products, (iii) from the exploitation of any rights in each Musical, including subsidiary rights, tours, films and other derivatives; or (iv) from the disposition of the physical assets of the Series and each Musical  to the extent that such physical assets were acquired with Company funds and the return of any bonds or other recoverable items, and (v) interest if any, on the aforesaid sums.  Notwithstanding the foregoing, “Gross Receipts”, etc. described in this paragraph, shall specifically exclude any and all revenues that might flow from subsequent seasons of the Series, from any spinoffs or sequels thereof and from any musicals or other productions emanating from or otherwise featured or displayed on, said subsequent seasons or versions of the Series; nor shall they include any monies due to be paid to any co-financing entity. (same as “Company Gross Revenues” and “Company Gross Receipts”).

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	6

“Immediate Family”: A Member’s Immediate Family includes the Member’s spouse, children (including natural, legally adopted and stepchildren), grandchildren, parents (including natural or legally adopted) and siblings (including natural, legally adopted, or half, but not step).

“Information Rights”: The right to inspect, copy or obtain information and documents concerning the affairs of the Company as provided in the Law.

“Initial Contribution”: The Contribution agreed to be made by the Initial Members (i.e.,  Members receiving Units under this Offering) as described in Article IV of this Agreement.

“Initial Members”: Those non-managing Investor Members who have executed this Agreement and whose Contributions were raised and accepted under this Offering prior to the Final Closing of this Offering.

“Initial Offering” or “Offering”: This Offering of equity Units in the Company which are being offered for the purpose of raising developmental and production financing for the Series and Musicals as described in the Offering Circular and which are represented by the non-managing Member Units described herein and in the Offering Circular and Subscription Agreement associated with this Agreement.

 “Interest” or “Membership Interests” or “Units”: The entire ownership interest of a fully admitted or Substituted Member or Manager in the Company, which may be modified from time to time by the Managers with Notices to the Members to reflect changes in membership of the Company consistent with the terms of Article IV herein, at any particular time, including the rights of such Member or Manager to any and all benefits to which a Member or Manager may be entitled as provided in this Agreement including (i) the economic rights to share in Distributions (Liquidating or otherwise) and allocations of profits, income, gains, losses, deductions, and/or credits, and to receive Distributions as provided in this Agreement; (ii) the right to any information concerning the business and affairs of the Company provided by the Law; and (iii) to the extent the Agreement permits, and in conformance with the Law, the rights to participation in the management and affairs of the Company, together with the obligations of such Member(s) and Manager(s) to comply with all terms and provisions of this Agreement and the Law.

“Investor” or “Investor Member” or “Subscriber”: Those Members who have made Capital Contributions to the Company.

 “IRS”: The Internal Revenue Service.

“Issuer”: The entity which is issuing the securities (the Company Interests or Units) for sale in this offering, (i.e.,  the California limited liability company Opening Night Enterprises, LLC).

“Law”: Means California’s Revised Uniform Limited Liability Company Act, codified in Sections 17701.01 – 17713.13 et seq., of Title 2.6 of the California Corporations Code, as the same may be amended from time to time.

“Liquidating Distribution”: A Distribution made as consideration for a Membership Interest (see “Distributions in Liquidation” at Article 6.2 herein below).

“Liquidation” (of the Company): (See Article 4.7.3 herein below).

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	7

   “Mail”: Unless otherwise explicitly provided for in the relevant Offering Material document, first-class mail, postage prepaid, unless registered mail is specified.  Registered mail includes certified mail.

“Majority In Interest”: That group of Members and Managers whose Interests in the Company amount to more than fifty percent (50%) of the Company’s: (1) Voting power, (2) capital, and (3) shares of Distributions and Allocations.

“Majority of the Managers”: shall be required for all decisions of the Company consistent with the terms and procedures of Article VII below, except those decisions that require a unanimous decision as explicitly provided for herein.  Notwithstanding the foregoing, Charles Jones II Enterprises, LLC shall retain a veto right over all Manager decisions.

“Management and Voting Rights”: Those rights of a Member and Manager described in Article VII of this Agreement as they may be limited in this Agreement, the Articles and the Law.

“Manager”: Any individual or entity elected by the Members of the Company to manage the Company.  The initial Managers shall be Charles Jones II Enterprises, LLC, Kristin Chenoweth and Regina Dowling.  The Manager’s role is further defined in Article VII below.

“Member” or “Unit Holder”: A Person who (1) has been admitted to the Company as a Member in accordance with the Articles or Operating Agreement, or (2) a Substituted Member or Additional Member, including, unless the context expressly indicates to the contrary, the Manager, or Assignee who has become a Member pursuant to the terms hereof or pursuant to any inalienable terms of the Law which may be contrary hereto; and (3) who has not resigned, Withdrawn, or been expelled or Disassociated as a Member or, if other than an individual, been dissolved.

“Member Minimum Gain”: An amount determined by first computing for each Member Non-Recourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument only to the extent a Member is Allocated a share of that minimum gain.  For any Taxable Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year.  Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

“Member Non-Recourse Liability”: Any Company Liability to the extent the liability is non-recourse under state law, and on which a Member or Related Person bears the economic risk of loss under section 1.752-2 of the Regulations because, for example, the Member or Related Person is the creditor or a guarantor.

“Member of Record”: A Member named as a Member on the list maintained in accordance with provisions of the Law.

 “Membership Interest”: (Same as “Interest” above)

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	8

“Money”: Cash or other legal tender of the United States, or any obligation that is immediately reducible to legal tender without delay or discount.  Money shall be considered to have a fair market value equal to its face amount.

“Musical(s)”: Up to six new musical theater shows developed on and in competition with one another on the Series.  The Musicals will be financed and produced by the Company and the winning Musicals and any otherwise deemed the most commercially viable by the Managers, shall, following the conclusion of the Series’ initial commercial U.S. broadcast, be produced by the Company, and/or its subsidiaries and/or licensees, as regional or other commercial musicals at one or more professional theaters in markets throughout the U.S. with the goal being to get one or more of the Musicals presented on Broadway and others Off-Broadway or otherwise in order to maximize potential revenues from the exhibitions.

“Net Losses” and “Net Gains”: For purpose of computing Net Losses and Net Gains, the Book Value of an asset shall be substituted for its adjusted tax basis, if the two differ (in accordance with the principles of section 1.704-1(b)(2)(iv) of the Regulations).  For each Fiscal Year, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Gains or Net Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Gains and Net Losses shall be subtracted from such taxable income; (iii) in the event the Gross Asset Value of any items of Company Property is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the item of Property) or an item of loss (if the adjustment decreases the Gross Asset Value of the item of Property) from the disposition of such item of Property and shall be taken into account for purposes of computing Net Gains or Net Losses; (iv) gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) in lieu of the Depreciation, Amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) to the extent an adjustment to the adjusted tax basis of any item of Company Property pursuant to Code section 734(b) or Regulations section 1.704-1(b)(2)(iv)(m)(4) is required to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Property) or loss (if the adjustment decreases such basis) from the disposition of such item of Property and shall be taken into account for purposes of computing Net Gains or Net Losses; and (vii) notwithstanding any other provision of this definition, any items that are specially Allocated pursuant to Article 5.4 hereof, shall not be taken into account in computing Net Gains or Net Losses.  The amounts of the items of Company income, gain, loss, or deduction available to be specially Allocated pursuant to Article 5.4 hereof shall be determined by applying rules analogous to those set forth in (i) through (vi) above.

“Net Proceeds of the Offering”: Gross Proceeds of the Offering less expenses incurred and to be paid by the Company in connection with organizing the Company and in offering Units to Prospective Purchasers – this includes deductions from Gross Proceeds of the Offering of any such proceeds used for putting-on any Prospective Investor roadshows, as well as deduction of any such proceeds that were paid to any finders or licensed broker dealers engaged to sell Units as part of this Offering.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	9

“Net Profits” or “Net Receipts”: (Same as “Adjusted Cash Flow” and “Distributable Cash”, etc.).

“Non-Capital Contributions”: The Company, in its sole discretion, may accept Contributions in the form of loans, advances, finishing funds, financed future tax credits and other soft money options, the value of in-kind services, etc. (“Non-Capital Contributions”) which may be counted as part of the Capital Contributions, and which may be counted in calculation of whether any minimum capital requirements hereunder have been met, and otherwise which may be paid prior to return of Capital Contributions. THIS Offering DOES NOT HAVE ANY MINIMUM CAPITALIZATION Closing REQUIREMENT AS A SO-CALLED “MINI-MAXI OFFERING” WOULD.

“Non-Recourse Deductions”: Refers to section 705(a)(2)(B) (of the Code) expenditures attributable to partnership nonrecourse liabilities.

“Non-Recourse Liabilities”: Include both Company Non-Recourse Liabilities and Member Non-Recourse Liabilities.

“Notice(s)”: All Notices shall be in Writing and shall be delivered by personal delivery against receipt or by any nationally recognized overnight courier or when mailed by first class mail postage prepaid addressed.  Notice to the Company shall be considered given to the Managers in care of the Company at the addresses listed at Article 11.1.  Notice to a Member shall be considered given when mailed by first class mail postage prepaid addressed to the Member at the address reflected in that Member’s Subscription Agreement, unless the Member has given the Company Written Notice of a different address.  Any other party to whom Notice is deemed necessary or required hereunder, shall receive Notice at such Person’s principal office or home address (as applicable).

“Offering”: This current offer and sale of Units in the Company made in reliance on the SEC’s Regulation A, Tier II.  As used in conjunction with this initial offering, “Offering” shall refer to all combined Rounds (if any such multiple Rounds should eventuate) of the offer and sale of these non-managing Membership Units as further described in the Offering Circular and Subscription Agreement accompanying this Operating Agreement.

 “Offering Circular”: The accompanying securities disclosure document which is required to be made public and otherwise furnished to Prospective Purchasers of Units (prior to purchase) pursuant to the federal and state securities laws.   Company’s Offering Circular is dated November 30, 2017.

“Offering Expenses”: Expenses paid or incurred in connection with the issuing and marketing of Company Units, including brokerage fees, finder’s fees, selling commissions, state (“Blue Sky”) filing fees, legal fees of the Issuer and/or the Managers for consultations relating to the requirements of the applicable federal, state and foreign securities laws and for tax advice pertaining to the adequacy of tax disclosures in the Offering Materials, accounting fees, if any, for preparation of financial projections to be included in the Offering Materials and printing/binding costs of such Offering Materials.  Unlike other expenses, Offering Expenses may not typically be deducted currently or Amortized over a period of time (in contrast to Organizational Expenses).

“Offering Materials”: Refers generally to the set of documents and other materials given to Potential Investors for purposes of informing them about the nature, attributes, benefits and risks of the Offering and of the Units they are considering purchasing and of the Company and its planned current and future projects and investments.  Some or all of the Offering Materials may be given for purposes of complying with federal, local and foreign securities disclosure and registration exemption requirements and they will typically include, but may not be limited to, the Offering Circular, the Operating Agreement, the Subscription Agreement, any Investor questionnaire or other securities screening document, etc.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	10

“Offering Maximum”: The maximum amount of Capital Contributions and Non-Capital Contributions which may be raised by the Company in a given Offering period or term and which, if raised during said period or term, will result in an automatic Closing of that Offering.

“Offering Minimum” or “Minimum Offering Proceeds”: The minimum amount of Capital Contributions and Non-Capital Contributions which must be raised by the Company in a given mini-maxi securities offering before any of the Contributions for that offering may be Closed-on and thereby made the property of the Company, as would be specifically set forth in the Offering Circular and the Subscription Agreement.  THIS IS NOT A MINI-MAXI OFFERING AND THERE IS NO SUCH Offering Minimum OTHER THAN THE VALUE OF THE ONE (1) UNIT MINIMUM PURCHASE REQUIREMENT PER Investor.

“Offering Proceeds”: Those sums raised by the Company through the Offering in exchange for Membership Interests (Units) in the Company.

“Operating Agreement”: (Same as “Agreement”).

“Organization”: A Person other than a natural person.  Organization includes, without limitation, domestic or foreign corporations (non-profit, not-for-profit and other corporations), partnerships (both limited and general), joint ventures, domestic or foreign corporations, limited liability companies, real estate investment trusts, and unincorporated associations or any other commercial or legal entity, but the term does not include joint tenancies or tenancies by the entirety.

“Organizational Expenses”: Expenses paid or incurred in connection with the organization of the Company.  Such expenses must be Amortized and therefore deducted over a 60-month period.  Included are legal fees for services incident to the organization of the Company, such as negotiation and preparation of this Operating Agreement and preparation and filing of the Articles, the Subscription Agreement, the Offering Circular and any business plan, accounting fees for establishing the Company’s accounting system and necessary Company filing fees.

“Original Invested Capital”: The amount in cash Contributed to the capital of the Company by the Unit Holders and the Managers, if any such Manager Contributions are made.

“Other Expenses”: All expenses of whatsoever kind or nature, other than those referred to as Running Expenses (as defined herein) or Production Expenses (as defined herein), incurred in or in connection with or by reason of the operation of the business of the Company, including, without limitation, commissions paid to agents, monies paid or payable in connection with claims for plagiarism, libel, negligence, and other claims or settlements of a similar or dissimilar nature, and taxes of whatsoever kind or nature (other than income taxes of the individual Members or Managers).  There shall be no “Other Expenses” incurred which are not reasonable and directly related to and necessary for the formation of the Company or the operation of the business of the Company.

 “Percentage Interest”: (a) For Member Voting purposes, that portion of the non-Managing Member’s Interest relative to all other non-Managing Members’ Interests, multiplied by fifty percent (50%) (the Managing Members retain an aggregate of 50% of the total Member Votes); and (b) for Allocations of Net Gains and Net Losses, the percentage of a Member or Manager’s Interest relative to the Interests of all Members (including Manager-Members).  Percentage Interests may be adjusted from time to time pursuant to the terms of this Agreement.  Percentage Interests shall be determined, unless otherwise provided herein, in accordance with the relative proportions of the Capital Accounts of Members and Manager, effective as of the first day of the Company’s Fiscal Year but with all Distributions under Article VI hereof to be deemed to have occurred on such day immediately prior to determination of Percentage Interest of a Member or Manager.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	11

“Permitted Transferee”: Any member of the Member’s Immediate Family, or an Organization controlled by such Member or by members of the Member’s Immediate Family.

“Person”: As used herein, the word “person” means an individual person, firm, partnership, association, corporation, individual, corporation, business trust, estate, trust, limited liability company, limited liability partnership, joint venture, government, governmental subdivision, agency or instrumentality, or any other legal or commercial entity, real estate investment trusts.

“Potential Purchasers” or “Potential Investors” or “Potential Unit Purchasers” or “Potential Unit Holders” or “Potential Subscribers”: Persons or entities who or which receive copies of the Offering Circular and any Offering Materials intended to or which do induce any consideration of investing in any immediate Offering.  This group includes those who invest successfully as well as those whose Subscriptions are either not accepted by the Managers or whose Subscriptions are accepted by the Managers, but who fail to ultimately be admitted as Members because the Offering or the specific Round of the Offering to which they were subscribed fails to Close. (See also “Prospective Purchasers” below).

 “Presale Financing”: Funds obtained in addition the Offering Proceeds in the form of cash advances or guarantees paid by domestic or foreign distributors, pay or cable television systems, SVOD, NVOD, video cassette producers, television syndicators, and/or bank loans obtained by using such cash advances or guarantees as collateral.  Presale financing also refers to the financing of commercial paper consisting of future contracts to purchase the aforementioned distribution rights upon delivery of the completed Series or other media/entertainment product.

“Principal Office”: The Principal Office of the Company shall be 80 W Sierra Madre Blvd., Suite 141, Sierra Madre, CA 91024.

“Proceeding”: Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator, or governmental agency.

 “Producer and Professional Deferrals” or “PPDs”: Payment for services limited to anyone with a producer title who received no compensation out of budget, for the limited purposes of reimbursement of certain expenses in connection with development of the Series and/or one or more of the Musicals, any person or company providing professional services such as an attorney, an accountant or a collector, for which reduced or no compensation is initially provided or required, it being understood that the provider of such services will be compensated by the Company for the value of such services from the Adjusted Gross Profits.  Nothing herein shall require the Company to grant a PPD to any producer, and such PPD shall be set out in writing with an agreement between the Company and the party claiming such PPD.  (See also, “Deferments” above).

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	12

“Production Expenses”:  The total expenses, charges and disbursements of whatever kind incurred by the Company directly in connection with any production of the Series and Musicals, to continue beyond the Series, including without limitation, fees, advances and/or other compensation of the author, director, choreographer, designers, orchestrator, cast, general manager, company manager, business manager, television and theater party representatives, production assistants and production secretaries (none of which parties before referred to need render its services exclusively in connection with the Series and each Musical); cost of the sets, costumes, curtains, drapes, properties, furnishings, electrical and sound equipment, rentals, bonds and guarantees, insurance premiums, rehearsal salaries, charges and expenses, transportation charges, office facilities furnished by the Managers, legal and auditing expenses, advance publicity, theater costs and expenses, preliminary advertising, post-opening advertising, taxes of whatsoever kind or nature other than income taxes of any of the individual Members or Managers; expenses for replacement or substitution of any of the foregoing personnel and items; and any and all other expenses usually included in the term “Production Expenses.” There shall be no “Production Expenses” incurred which are not reasonable or which do not appear as a budgetary item of the final budget for the applicable production of the Series and each Musical presented by the Company.

“Property”: Any property(ies), assets and rights of any type, real or personal, tangible or intangible (including goodwill), including Money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future, owned by the Company.

“Prospective Purchasers” or “Prospective Investors” or “Prospective Unit Purchasers” or “Prospective Unit Holders” or “Prospective Subscribers”: Persons or entities who or which receive copies of the Offering Circular and any Offering Materials intended to or which do induce any consideration of investing in any immediate Offering.  This group includes those who invest successfully as well as those whose Subscriptions are either not accepted by the Managers or whose Subscriptions are accepted by the Managers, but who fail to ultimately be admitted as Members because the Offering or the specific Round of the Offering to which they were subscribed fails to Close.  (See also, “Potential Purchasers” above)

“Proxy”: A Written authorization signed or an electronic transmission authorized by a Member or the Member’s attorney-in-fact giving another Person the power to exercise the Voting rights of that Member.  “Signed”, for this purpose, means the placing of the Member’s name on the Proxy (whether by manual signature, typewriting, telegraphic or electronic transmission, or otherwise) by the Member or Member’s attorney-in-fact.  A Proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the Proxy was authorized by the Member, or by the Member’s attorney-in-fact.

“Recoupment”: For purposes of any type of investment which may be referenced in any of the Offering Materials, the term shall refer generally to the recovery by and of all Investor Members of 100% of each such Investor’s investment in Units.

“Registered Office”: 80 W. Sierra Madre Blvd., Suite 141, Sierra Madre, CA 91024.

“Regulations”: Unless the context clearly indicates otherwise, the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the

Internal Revenue Code of 1986, as amended.

“Related Person”: A person having a relationship to a Member that is described in section 1.752-4(b) of the Regulations.

 “Resignation”: The act of a Manager-Member by which such Manager-Member ceases to be a Manager but continues to be a Member.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	13

“Return of Capital”: Any Distribution to a Member to the extent that the Member’s Capital Account, immediately after the Distribution, is less than the amount of that Member’s Contributions to the Company as reduced by prior Distributions that were a Return of Capital.

“Revaluation”: The adjustment to the Book Value of Company Property as provided in Article 4.9 of this Agreement.

“Revaluation Date”: The date on which a Revaluation Event occurs.

“Revaluation Event”: (1) a Contribution (other than a de minimis amount), (2) a Liquidating Distribution (other than a de minimis amount), or (3) a Liquidation of the Company.

“Round” or “Round of the Offering”: This refers to an individual mini-maxi or other offering of securities which, as a result of the SEC’s integration doctrine and/or by the Company’s design of the offering itself, is considered for all intents and purposes to be a part of a larger securities offering.  Each Round of an offering may Close independently of the larger offering, however, thereby enabling the Company to close upon and begin using the Proceeds from that Round of the offering prior to the Final Closing.  NOTWITHSTANDING THE FOREGOING, THE MANAGERS DO NOT ANTICIPATE CONDUCTING THIS Offering AS A MINI-MAXI OFFERING OF SECURITIES AND NO SUBSEQUENT Rounds ARE CONTEMPLATED TO EVENTUATE WITH REGARD TO THIS Offering.

“Running Expenses”: All expenses, charges and disbursements of whatsoever kind actually incurred as running expenses of any production of the Series and the Musicals presented by the Company or any Affiliates thereof, including, without limitation, percentage royalties payable to the owners, authors, directors, choreographers and/or to the Managers as royalties; salaries and other compensation of cast, designers, stage managers, general manager, company managers, business manager, theater party representatives, production associates, production assistants, production secretaries (none of which parties before referred to need render its services exclusively in connection with the Series and/or a Musical), production supervisor and stage hands; theater costs and expenses, theater rentals, transportation charges, office facilities, insurance, legal and auditing expenses, advertising, publicity and promotion expenses (including the right to engage an advertising agency at the usual commission and to contract for additional payments for merchandising, exploitation, sales promotion and publicity), commissions paid to theater party agents, brokers, telephone sales and credit card  companies, Ticketmaster and similar types of organizations, rentals of equipment, lighting, props and other articles from parties (including the Managers or Members of each Company or the Company), miscellaneous supplies, taxes of whatsoever kind or nature, other than income taxes of the individual Members or Managers, and any and all other expenses usually included in the term “Running Expenses.”  The term “Running Expenses” shall also include any portion of the gross weekly box office receipts or Gross Receipts generated by the Series and each Musical payable to any person or firm rendering or furnishing services or materials or granting rights to be used by the Company in or in connection with the production or presentation of the Series and one or more Musicals or the exploitation of any of the rights therein.

 “Securities and Exchange Commission” or “SEC”: The federal agency responsible for regulating the sales of securities including passive-investor (i.e., manager-managed) limited liability company interests.  Such agency may also be referred to herein as the SEC.

“Series”: A certain nationally broadcast competition reality television series, which would pit up to six musical productions (i.e. the Musicals) against one another in a competition to determine which of the six the professional industry judges felt had the greatest potential to be a future Broadway sensation.  The Series would be financed and produced by the Company and would be distributed by one or more major television and/or SVOD broadcasters throughout the U.S.  In general, the Series would introduce audiences to the rigors of developing and producing a new major commercial musical theater production and more specifically, the Series would introduce audiences to the six or so Musicals and their creators and players.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	14

“Sharing Ratio”: With respect to any Member, a fraction (expressed as a percentage), the numerator of which is the total of the Member’s Capital Account and the denominator of which is the total of all Capital Accounts of all Members (including Substituted Members) and Assignees.

“Subscriber”: Those Persons and entities who subscribe for Units of the Company and whose subscription applications are accepted by the Managers in accordance with the terms provided herein (same as “Investor” or “Investor Member”);

“Subscription Agreement”: A document included as Exhibit 3 to the Offering Circular which each Person desiring to become a Unit Holder must complete, execute, acknowledge and deliver to the Managers before being accepted by the Managers as a Unit Holder.

“Substituted Member”: Any Assignee or Transferee of a Member’s Interests who is admitted as a Member in the Company pursuant to Article VIII hereof.

“Syndication Expenses” or “Offering Expenses”: Expenses paid or incurred in connection with the issuing and marketing of Interests in the Company, including brokerage fees, finder fees, selling commissions, state (“Blue Sky”) filing fees, legal fees of the Issuer for consultations relating to the requirements of the applicable federal, state and foreign securities laws and for tax advice pertaining to the adequacy of tax disclosures in the Offering Circular, accounting fees, if any, for preparation of financial projections to be included in the Offering materials and printing/binding costs of such Offering materials.  Unlike other expenses, Syndication Expenses may not be deducted currently or Amortized over a period of time (in contrast to Organizational Expenses).

“Tax Matters Member” or “Tax Matters Partner)”: The designated Manager or Member who, as required by the Tax Equity and Fiscal Responsibility Act of 1983, is to serve as the primary liaison between the Company and the IRS with regard to Company tax matters and Proceedings before the IRS.  For the Company, the Tax Matters Partner is the Manager Charles Jones II Enterprises, LLC’s sole owner Charles Jones II or his designated representative.

“Taxing Jurisdiction”: Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member’s share of the income or gain attributable to the Company.

“Taxable Year”: The taxable year of the Company as determined pursuant to section 706 of the Code.

“Third Party Expenses”: Any actual reimbursable expenses of any third party directly related to the Series or one or more of the Musicals and documented with receipts and provided by such third party in an invoice, limited to contractual obligations of the Company therefore agreed to in advance of such expenses accruing.

“Transferee”: (See “Assignee” above).

“Third Party Profit Participation”: Means Company’s Gross Proceeds to certain third parties (the “Third Party Profit Participants”) by the Managers as compensation for goods or services provided by such Third Party Profit Participants.  Any such Third Party Profit Participations shall be paid from the Adjusted Cash Flow of the LLC pursuant to Article VI.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	15

“Unit”: A ratable interest in the Company held by a Unit Holder.

“Unit Holder” or “Unit Purchaser”: An Investor in the Company who thereby becomes a Member.  One who purchases one or more Units and has thereby obtained a pro rata share in the Company.

“Unrecovered Capital Contribution”: For any Member, the aggregate amount of capital Contributed by such Member pursuant to Articles 4.1, 4.2 and 4.3 reduced by the aggregate amount of Distributions theretofore made to such Member pursuant to Articles 6.1 and 6.2.

“Vote”: Those rights of a Member and Manager described in Article VII of this Agreement as they may be limited by this Agreement, the Articles and the Law. A Vote hereunder shall include authorization by Written consent.

“Withdrawal”: Includes the resignation or retirement of a Member as a Member.

“Written” or “In Writing”: Any form of communication that can be reduced to a hard copy form including, facsimile, e-mail and telegraphic communication which are signed.

Article II

FORMATION MATTERS

2.1 Formation of Limited Liability Company: The Members do hereby agree to join the Company, which is a manager-managed limited liability company operating pursuant to the Law (the “Company”).  The rights and liabilities of the Members and Managers shall, except as may be hereinafter expressly stated to the contrary, be as provided for in said Law.  In the event of a conflict between the terms of this Operating Agreement and the terms of the Articles of Organization, the terms of the Articles shall prevail.

2.2 Filings: The Managers shall execute, file, record and publish all certificates (including, at the option of the Managers, this Operating Agreement), notices, statements and other instruments required by law for the maintenance and operation of the Company as a limited liability company in all jurisdictions in which the Company conducts business.  Each Unit Holder hereby agrees to execute and deliver to the Company within five (5) days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Company deems necessary, useful or appropriate to comply with any acts, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Operating Agreement, to preserve the Company as a limited liability company under the Law and to enable the Company to be taxed as a partnership for federal and state income tax purposes.

2.3 Limited Liability Company Name: The name of the Company is: Opening Night Enterprises, LLC.  The Company is a California limited liability company to be formed upon Closing of the Offering using a portion of the funds thereof.  The business of the Company shall be conducted under said name, or such modification or variations thereof as the Managers may determine from time to time.

2.4 Principal Office: The Company’s address to which all mail should be directed is 80 W. Sierra Madre Blvd., Suite 141, Sierra Madre, CA 91204; all Notices delivered hereunder or in accordance herewith should be copied to Ryan J. Lewis, Esq. 207 W. 25th Street, 6th Floor, New York, NY 10001; however substitute or additional places of business may be established at such other locations as may, from time to time, be determined by the Managers.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	16

2.5 Term of Company: The Company was made effective upon the filing of the Articles of Organization with the California Secretary of State and shall continue in full force as set forth in the Articles.

2.6 Name, Address and Designation of Managers: The names of the Managers are as follows: Charles Jones II Enterprises, LLC, a California limited liability company wholly-owned by the individual Charles Jones II; Kristin Chenoweth; and Regina Dowling.  The business address for the Company and the Company’s Manager Charles Jones II Enterprises, LLC is 80 W. Sierra Madre Blvd., Suite 141, Sierra Madre, CA 91204.  The names and business addresses of the Members and other Managers shall be shall be kept on file at the Company’s principal office and the names and addresses of the Company’s Members shall also be set forth on each Members’ respective Subscription Agreement.

2.7 Agent for Service of Process: The agent for service of process on the Company shall be Ryan J. Lewis, Esq. 207 W. 25th Street, 6th Floor, New York, NY 10001, or any other such person or entity which may be so designated in the Articles to be filed with the Secretary of State for California.  The Managers by a unanimous decision, may, from time to time, change the Registered Agent or office through appropriate filings with the Secretary of State.  In the event the Registered Agent ceases to act as such for any reason or the registered office shall change, the Managers shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.

2.8 Agreement, Effect of Inconsistencies with the Law: For and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Managers executing this Operating Agreement and all Members hereby agree to the terms and conditions of this Operating Agreement, as it may from time to time be amended, according to its terms.  It is the express intention of the Managers and Members that this Operating Agreement shall govern, even when inconsistent with, or different from, the provisions of the Law or any other law or rule.  To the extent any provision of this Operating Agreement is prohibited or ineffective under the Law, this Operating Agreement shall be considered amended to the smallest degree possible in order to make the Operating Agreement effective under the Law.  In the event the Law is subsequently amended or interpreted in such way as to make any provision of this Operating Agreement that was formerly invalid valid, such provision shall be considered valid from the effective date of such interpretation or amendment.  The Managers and Members hereby agree that each Manager and Member shall be entitled to rely on the provisions of this Operating Agreement, and no Manager or Member shall be liable to the Company or to any Member for any action or refusal to act taken in good faith reliance on the terms of this Operating Agreement.  The Members and the Company hereby agree that the duties and obligations imposed on the Managers and Members of the Company as such shall be those set forth in this Operating Agreement, which is intended to govern the relationship among the Company and the Managers and Members, notwithstanding any provision of the Law or common law to the contrary.

2.9 Entity Declaration: Notwithstanding any provisions herein to the contrary, each of the Unit Holders and Managers hereby recognizes that the Company will be taxable as a partnership for federal, state and local income tax purposes and that the Company will be subject to the provisions of Subchapter K of the Code.  Other than for tax purposes, the Company shall not be treated as a general partnership, limited partnership or a joint venture, and no Member shall be considered a partner or joint venturer of or with any other Member, and this Operating Agreement shall not be construed otherwise.  No Member shall have any liability or obligation to the Company or to any other Member other than as specifically provided for herein.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	17

Article III

PURPOSES AND POWERS

3.1 Purposes of the Limited Liability Company: The purpose and character of the business of the Company (the “Purpose” or the “Business Purpose”) is to engage in the financing, development, production, ownership, distribution and other exploitation of the Series and the Musicals and the exploitation of the ancillary and subsidiary rights to the Series and the Musicals either directly or in conjunction with others through corporations, joint ventures, partnerships, trusts, limited liability companies or otherwise, which may be necessary, incidental or convenient to the financing, development, production and exploitation of the Series and the Musicals.

3.2 Powers of the Company: Such Business Purposes as set forth in 3.1 shall include the doing of any and all things incidental thereto or in furtherance thereof.  Without in any way limiting the generality of the foregoing statement, the Company may own, operate, sell, transfer, convey, license, mortgage, exchange, exploit or otherwise dispose of or deal with Property of every nature whatsoever and engage in any activities in furtherance of said purpose as are not prohibited by law.

The Company purposes set forth in 3.1 hereof may be accomplished by taking any action which is permitted under the Law, and which is customary or directly related to the acquisition, ownership, development, improvement, operation, management, financing, selling, leasing, exchanging, exploiting, or other disposing of Property of any nature whatsoever; provided, however, that nothing contained in this Article 3.2 or elsewhere in this Operating Agreement shall obligate the Managers to take any action on behalf of the Company if the Managers deem such action inappropriate or not reasonably necessary to accomplish Company’s Business Purpose.

Article IV

CONTRIBUTIONS AND CAPITAL ACCOUNTS

4.1 Capital Contributions by Members: Each Member shall contribute to the Company the amount of such Member’s Capital Contribution.  The Company intends to offer for subscription limited liability company interests (“Units”), priced at $500 per Unit (payable as provided in Article 4.2), and each Investor who subscribes for at least One (1) Unit will acquire an Interest in the Company subject to the provisions of Article 4.2 of this Agreement.  The Capital Contributions described herein shall constitute the full obligation of the Members to furnish funds to the Company.  No additional funds or other Property shall be required of any Member.  The Capital Contributions may be used by the Managers for any Business Purpose.

4.2 Cash and Property Contributions by Unit Holders: The Managers, in their sole collective discretion, may accept Contributions from Persons who, upon simultaneous execution of a counterpart of this Operating Agreement and the Subscription Agreement, together with payment of their Capital Contributions, shall become Members.  Each Prospective Unit Purchaser shall Contribute to the Company cash in an amount equal to the number of Units said Person is purchasing multiplied by the value of a Unit under this Offering.  The Contributions of the Unit Holders shall be an amount equal to the value of funds and Property actually received from the private sale of Units in this Offering.  The total Contributions of all Unit Purchasers will represent a Fifty percent (50%) Interest in the Company. Members acquiring their Units under this initial Offering shall be entitled to that portion of fifty percent (50%) of the Company’s Distributable Cash equal to said Unit Purchaser’s respective Interests relative to the Interests of all other Unit Purchaser Member Interests.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	18

4.3 Non-Capital Contribution: The Managers, in their sole collective discretion, may accept Contributions in the form of loans, advances, finishing funds, the value of in-kind services, etc. (“Non-Capital Contributions”) which may be counted as part of the Capital Contributions, and which may be counted in calculation of whether the minimum capital requirements hereunder have been met, and otherwise which may be paid prior to return of Capital Contributions subject to the profits waterfall set forth in Article 6.1 et. seq. below.

4.4 Withdrawal of Capital: Other than as provided in this Agreement, no Unit Holder shall have the right to withdraw or be repaid any Contribution to the Company or to receive any return of a portion of such Contribution.

4.5 Interest: No Member or Manager shall be paid interest on any Capital Contribution to the Company.  However, interest shall be paid to Members or to Company on amounts placed in the segregated account up to and until such funds are either rejected or transferred to the Company’s account(s), (i.e., until those funds are Closed-on or the accompanying Subscriptions are rejected or fail to Close for any reason).  If a Member’s Capital Contribution is accepted, then interest (if any shall be accruing in the Managers’ sole collective discretion) deriving from that Capital Contribution shall be paid to Company.  However, if the Capital Contribution is rejected or the accompanying Subscription is not Closed-on for any reason, then interest deriving from that Capital Contribution (if any shall be accruing in the Managers’ sole collective discretion) shall be paid to the corresponding Prospective Purchaser.  No Member shall have any priority over any other Member with respect to the return of Capital Contributions other than as set forth in Articles VI and X.

4.6 Liabilities of Managers for Contributions: The Managers shall not be personally liable for the return of any portion of the Contributions of the Unit Holders; the return of those Contributions shall be made solely from Company assets.  The Managers shall be required to restore any deficit in their Capital Accounts on dissolution of the Company.  However, except as specifically provided in the preceding sentences, the Managers shall not be required to pay to the Company or any Unit Holder any deficit in any Unit Holder’s Capital Account on dissolution or otherwise.  Under the circumstances requiring a return of any Capital Contribution, no Member or Manager shall have the right to demand or receive Property other than cash except as may be specifically provided for in this Operating Agreement and the Offering Circular.

4.7 Maintenance of Capital Accounts: The Company shall establish and maintain a Capital Account for each Member and Assignee.  Each Capital Account shall be increased by (a) the amount of any Money actually Contributed by the Member to the Company, (b) the fair market value of any Property (other than Money) Contributed by the Member, as determined by the Company and the Contributing Member at arm’s length at the time of Contribution (net of liabilities assumed by the Company or subject to which the Company takes such Property, within the meaning of section 752 of the Code), and (c) the Member’s share of Net Gains and of any separately allocated items of income or gain except adjustments of the Code (including income and gain exempt from tax and adjustments to income and gain as a result of a Revaluation or in connection with Property Contributed in the manner described in section 1.704- 1(b)(2)(iv)(g) of the Regulations to reflect the difference between the Book Value and the adjusted basis of Company Property, but excluding allocations of income and gain described in section 1.704-1(b)(4)(i) of the Regulations under which such difference is reflected for tax purposes).

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	19

4.7.1          Each Capital Account shall be decreased by: (a) the amount of any Money Distributed to the Member by the Company, (b) the fair market value of any Property Distributed to the Member, as determined by the Company and the Member receiving the Distribution at arm’s length at the time of Distribution (net of liabilities of the LLC assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code), and (c) the Member’s share of Net Losses and of any separately Allocated items of Net Loss (including adjustments for depreciation, depletion, Amortization, and loss as a result of a Revaluation or in connection with Property Contributed in the manner described in section 1.704-1(b)(2)(iv)(g) of the Regulations to reflect the difference between the Book Value and the adjusted basis of Company Property, but excluding Allocations of depreciation, depletion, Amortization, and loss described in section 1.704-1(b)(4)(i) of the Regulations under which such difference is reflected for tax purposes).

4.7.2          Upon the transfer of an Interest in the Company after the date of this Operating Agreement, if such transfer does not cause a termination of the Company within the meaning of section 708(b)(1)(B) of the Code, the Capital Account of the transferor Member that is attributable to the transferred Interest will be carried over to the Transferee Member but, if the Company has a Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under section 743 of the Code except as provided in Treasury Regulation section 1.704-1(b)(2)(iv)(m), or (b) if such transfer causes a termination of the Company within the meaning of section 708(b)(1)(B) of the Code, the income tax consequences of the deemed Distribution of the Property and of the deemed immediate Contribution of the Property to a new company (which for all other purposes continues to be the Company) shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the regulations promulgated thereunder, and the initial Capital Accounts in the new company shall be determined in accordance with Treasury Regulation section 1.704-1(b)(2)(iv) and thereafter in accordance with section 4.6(a).

4.7.3          Upon (i) the “Liquidation of the Company” (as hereinafter defined), (ii) the Distribution of Money or Property to a Member as consideration for an Interest in the Company, or (iii) the Contribution of Money or Property to the Company by a new or existing Member as Consideration for an Interest in the Company, then adjustments shall be made to the Capital Accounts in the following manner: All Property of the Company which is not sold in connection with such event shall be valued at its then “Agreed Value.”  Such “Agreed Value” shall be used to determine both the amount of gain or loss which would have been recognized by the Company if the Property had been sold for its Agreed Value (subject to any debt secured by the Property) at such time, and the amount of Adjusted Cash Flow or Net Gains, as the case may be, which would have been Distributable by the Company pursuant to Article 6.2 if the Property had been sold at such time for said value, less the amount of any debt secured by the Property.  The Capital Accounts shall be adjusted to reflect the deemed Allocation of such hypothetical gain or loss in accordance with Article 6.2.  The Capital Accounts of the Members (or of a Transferee of a Member), and Net Gains and Net Losses of the Company, including depreciation with respect to, and gain or loss arising from, the sale or disposition of any Revalued Property or Property described in Treasury Regulation section 1.704-1(b)(2)(iv), shall be adjusted to reflect “book items” and not “tax items” in accordance with Treasury Regulation sections 1.704-l(b)(2)(iv)(g) and l.704-l(b)(4)(i).

4.7.4          For purposes of this Article 4.7(.1)-(.4), the term “Liquidation of the Company” shall mean (a) a termination of the Company effected in accordance with this Agreement at Article X below, which shall be deemed to occur, for purposes of this Article IV, on the date upon which the Company ceases to be a going concern and is continued in existence solely to wind-up its affairs, or (b) a termination of the Company pursuant to section 708(b)(1) of the Code.

4.8 Additional Contributions: In the event the Company determines that it shall need additional Capital Contributions from equity Investors to further its business, including without limitation the development, production and/or distribution of the Series or Musicals, or to satisfy its obligations after receipt of the Offering Maximum, the Managers may take such actions to secure additional funds, including the creation and sale of additional classes of Units on such terms most favorable to the Company as can be negotiated by the Managers, provided that if any such sale shall dilute the Interests of the Initial Members in their then-existing respective classes, then Company agrees that it must first offer those new Units to the existing Unit Holders in proportions which will allow them to maintain their respective Percentage Interest in the Company and on the same terms as they would be offered to non-Members.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	20

If the Company creates and offers new classes of Units for sale to individuals for the primary purpose of raising additional equity funding (e.g., of the production phase of the Musicals), it will offer said Units to the existing Unit Holders generally.  Any preferential terms attached to the Units taken under this Offering, such as rights of preemption and first offer, would not be applicable to issuances of new classes of Units which were offered to co-producers, distributors or others in furtherance of necessary business relationships for production or distribution of the Series or the Musicals provided that such issuances are for other than primarily equity financing purposes, or to financial institutions or lessors in connection with commercial credit arrangements, presale financing, completion bond or other loan guarantors, or project financing generally, provided that such issuances are for other than primarily equity financing purposes.  In addition to the Initial Contributions and Commitments, the Managers may continue to seek Contributions from Additional non-Manager Prospective Unit Holders until the Offering Maximum has been obtained.  Units may also be offered for sale to non-Members such as product placement and distributors in order to fully finance the Series’ or one or more of the Musicals’ combined production budgets and marketing budgets as may be necessary.  However, if such outside business partnership or leveraged financing opportunities involve sales of Units those Interests will be in classes of Units other than the developmental equity Investor Units which are for sale in this Offering.

Upon determining that additional sales of non-Manager Units are needed (subsequent to the Final Closing of this Offering) or that new classes of Units should be established and sold primarily for equity fundraising purposes, the Managers shall give Notice to all existing Unit Holders of that class or of any new class of Units that is being established primarily for purpose of raising investment through equity sales, Notice shall be given in writing at least ten (10) Business Days prior to the date on which such Units are made available for purchase.  No existing Unit Holder shall be obligated to make any such Additional Contributions.  In the event that Units are being offered in the same class, if any one or more Unit Holder of that same class does not make the necessary Additional Contribution which would allow it to maintain its Percentage Interest, others, both Unit Holders of that same class and Unit Holders of other classes shall be given the opportunity to make the Contributions.  In the event that the Additional Contributions of the existing Member(s) are insufficient to enable the Company to effectuate its purposes, the Managers may seek Additional Contributions from private parties who are not already Members (“Additional Members”), provided however, that such Additional Contributions from Additional Members shall only be accepted and agreed to in accordance with the terms and conditions imposed by the SEC’s Regulation A, Tier II exemptions for exempted offerings of securities.  Each Additional Member shall make the Contribution to which such Member has agreed, at the time or times and upon the terms to which the Managers and the Additional Member agree as set forth in the offering materials (offering circular, subscription agreement, etc.) tied to that offering.

4.9 Revaluation of Company Property: The Capital Accounts of the Members shall be increased or decreased to reflect a Revaluation of Company Property (including intangible assets such as goodwill) on the Company’s books in connection with a Revaluation Event.  Upon such Revaluation: (1) the Book Value of Company Property shall be adjusted based on the fair market value of Company Property (taking section 7701(g) of the Code into account) on the Revaluation Date; (2) the unrealized income, gain, loss, or deduction inherent in such Company Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members as if there were a taxable disposition of such Company Property for such fair market value on the Revaluation Date.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	21

Article V

TAX ALLOCATIONS

5.1 Allocations of Net Gains: The Net Gains of the Company for each Fiscal Year after taking into account the Special Allocations of Gross Receipts and Syndication Costs provided for in Article 5.3 hereof shall be allocated among the Members solely for tax purposes as follows:

5.1.1 First to the Members in an amount equal to, and in proportion to, the aggregate amount of Net Losses theretofore allocated to each Unit Holder;

5.1.2 There shall next be allocated to those Members, if any, who have deficit balances in their Capital Accounts immediately prior to such transaction, an amount of Net Gains equal to the aggregate amount of such deficit balances, which amount shall be allocated in the same proportion as such deficit balances;

5.1.3 There shall next be allocated to each of the Members Net Gains equal to and in proportion to the amount of the aggregate Distributable Cash theretofore Distributed to each Member in accordance with the provisions of Article 6.1;

5.1.4 Thereafter, in proportion to their respective Percentage Interests in the Company and in accordance with the provisions of Article 6.1.

Any credit available for income tax purposes shall be allocated among the Members in proportion to their respective Capital Interests in the Company.  If the Company shall realize gain which is treated as ordinary income under section 1245 or 1250 of the Code, such ordinary income shall be allocated to the Members who receive the allocation of the depreciation or cost recovery deduction that generated the ordinary income, which amount shall be allocated in the same proportions as such deductions.

5.2 Allocation of Net Losses: All Net Losses shall be allocated in the following order of priority:

5.2.1 First, 100% to the Members, pro rata in accordance with their Percentage Interests until each Member’s Capital Account is reduced to zero.

5.2.2 The balance, if any, to the Managers in proportion with each Manager’s respective ownership Interest in the Company.

5.3. Syndication Expenses:

5.3.1 Syndication Expenses, if any, shall be Allocated to the Members pro rata in accordance with their Percentage Interests.

5.4 Special Allocations: Notwithstanding the foregoing provisions of this Article V, the following special Allocations shall be made in the following order:

5.4.1 Qualified Income Offset: In the event that any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an Allocation pursuant to this Article 5.4.1 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other Allocations provided for in this (including any later amended version hereof) Article V have been tentatively made as if this Article 5.4.1 were not in this Operating Agreement.

5.4.2 Gross Income Allocation: In the event that any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Member shall be Allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an Allocation pursuant to this Article 5.4.2 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other Allocations provided for in this Article V have been tentatively made as if Article 5.4.1 and this Article 5.4.2 were not in this Operating Agreement.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	22

5.4.3 Section 754 Adjustments: To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code section 734(b) or section 743(b) or Regulations § 1.704-1(b)(2)(iv)(m)(2) or § 1.704-1(b)(2)(iv)(m)(4), is required to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially Allocated to the Members in accordance with their Interests in the Company in the event Regulations § 1.704- 1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Regulations § 1.704-1(b)(2)(iv)(m)(4) applies.

5.4.4 Curative Allocations: The Allocations set forth in Articles 5.4.1, 5.4.2 and 5.4.3 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special Allocations of other items of Company income, gain, loss, or deduction pursuant to this Article 5.4.4.  Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Managers shall make such offsetting special Allocations of Company income, gain, loss, or deduction in whatever manner they collectively determine appropriate so that, after such offsetting Allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account Balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were Allocated pursuant to Articles 5.1 and 5.2.

5.5 Other Allocation Rules:

5.5.1 Section 706: For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Code section 706 and the Regulations thereunder.

5.5.2 Section 704(c): In accordance with Code section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property Contributed to the capital of the Company shall, solely for tax purposes, be Allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value.  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent Allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code section 704(c) and the Regulations thereunder.  Any elections or other decisions relating to such Allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Operating Agreement, provided that the Company shall elect to apply the section 704(c) allocation method permitted by the Regulations under Code section 704(c).  Allocations pursuant to this Article 5.5.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, or other items, or Distributions pursuant to any provision of this Operating Agreement.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	23

5.6 Accounting Policy; Fiscal Year: For tax purposes, the Fiscal Year of the Company shall be the calendar year.  Statements showing the Gross Company Revenues and Distributable Cash, if any, shall be furnished, and all Distributions by the Company shall be made, to Members, Managers, Creative Talent and others entitled thereto no less frequently than annually during the term of the Company, with each such statement being furnished not later than seventy-five (75) days after the end of each such annual period, and payments made not later than seventy-five (75) days after the end of each such annual period.

5.7 Books and Records: The Managers shall cause to be kept at the office of the Company the following records:

(a) A current list of the full name and last known business or residence address of each Member and of each holder of an Economic Interest in the Company set forth in alphabetical order, together with the Contribution and the share in profits and losses of each Member and holder of an Economic Interest.

(b) A current list of the full names and business or residential addresses of each of the Managers.

(c) A copy of the Articles of Organization and all amendments thereto, together with any powers of attorney pursuant to which the Articles or any amendments thereto were executed.

(d) Copies of the Company’s federal, state and local income tax or information returns and reports, if any, for the six most recent Taxable Years.

(e) A copy of the Company’s Operating Agreement and any amendments thereto, together with any powers of attorney pursuant to which any written Operating Agreement or any amendments thereto were executed.

(f) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years.

(g) The books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.  The Company’s books of account shall be kept on an accrual basis in accordance with generally accepted accounting practices and principles which show accurately the transactions of the Company.  Each Member and such Member’s agents and representatives shall have access to the Company’s books and records at all reasonable times.  The Managers shall arrange for annual tax returns for the Company to be prepared and filed with the IRS, along with the appropriate K1s to be transmitted to each Member within a reasonable period after the close of each Fiscal Year of the Company.

5.8 Banking: All funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be determined by the Managers.  No other funds shall be deposited in such accounts.  The funds in such accounts shall be used solely for the business of the Company.  All withdrawals therefrom shall be made on checks or drafts signed on behalf of the Company by such person or persons as the Managers shall designate.

5.9 Compensation of Managers and Affiliates: The following summarizes the form and estimated amounts of compensation, fees and Percentage Participations to be paid to the Company’s Managers and Affiliates.  Such items have not been determined by arm’s-length negotiations.  Other than as set forth herein and in the Offering Circular at “COMPENSATION OF MANAGERS AND EXEXUTIVE OFFICERS”, generally, no other compensation or remuneration in any form is to be paid to the Managers or Affiliates.

The Managers have, and will during the course of this Offering, advance necessary funds to cover certain necessary developmental expenses.  The Managers may request to be reimbursed for such expenses out of the Gross Offering Proceeds.  Such reimbursement shall not exceed a ceiling equal to 0.1% of the Offering Maximum Proceeds.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	24

The Managers will be paid that percentage participation in the Company’s Distributable Cash in accordance with their respective Distributional Interests.  The Managers’ Distributional Interest shall consist of that portion of the Manager’s Net Profits (as defined in Article 6.1.7.[b] below) which the Managers do not otherwise dispose of.  In general, it is presumed that the Company will need to dispose of the majority of the Manager’s Net Profits to various classes of distributors, exhibitors, theaters, co-producers, writers, directors, actors and other talent and various others whom the Company will rely on to help produce, perform-in, bring audiences to, distribute and otherwise exploit the various rights in and to the Series and the Musicals.

The Managers shall have no interests in Company Losses and tax deductions for federal income tax purposes until after the Members’ Capital Accounts have been reduced to zero.

At the conclusion of the Company, all property rights and ancillary rights in the Series and the Musicals shall revert to and be distributed to the Managers.

5.10 Unit Holder Compensation: No Unit Holder shall be paid any salary or fee for services in connection with the activities of the Company in his or her capacity as a Unit Holder and no such services shall be rendered.

5.11 Taxes of Taxing Jurisdictions: To the extent that the laws of any Taxing Jurisdiction requires, each Member and Economic Interest holder (or such Members as may be required by the Taxing Jurisdiction) will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member’s income, and interest, and penalties assessed on such income.  If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income.  Any such payments with respect to the income of a Member shall be treated as a Distribution for purposes of Article IV above.  The Managers may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax interest and penalties so paid.

5.12 Cash Method of Accounting: The records of the Company shall be maintained on a cash receipts and disbursements method of accounting.

Article VI

DISTRIBUTIONS

6.1. Distributions: Distributions of Distributable Cash for any Fiscal Year shall be made in the following order of priority:

6.1.1.          First, to pay all Production Expenses (to the extent not paid for/covered by the Capital Contributions), Running Expenses and Other Expenses;

6.1.2.          Second, to satisfy any liens and to repay any loans, including interest charges and fees thereon, assumed by the Company in connection with the Series and/or the Musicals, including, without limitation, any “Last In, First Out” loans (as defined below) plus any preferred return thereon;

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	25

6.1.3.          Third, to establish a cash reserve (distributable cash held back, or accumulated) in amounts determined by the Managers in their sole reasonable discretion from time to time, for anticipated debts, liabilities, expenses and future operating costs/working capital;

6.1.4.          Fourth, with respect to revenues deriving from the Musicals alone, certain standard gross corridor participations1 are typically payable to a limited range of key personnel, including the writer(s) of the Musical’s book, the Musical’s director, et. al.  In a gross corridor format, the total weekly gross profits from a musical that end up being allocable to such participants is in the range of 12% to 18%.

6.1.5.          Without limitation to any definitions of “Adjusted Cash Flow”, “Net Profits” or “Net Receipts”, etc. set forth in Article I above, Gross Receipts remaining after the deductions set forth in subsections 6.1.1, 6.1.2, 6.1.3 and 6.1.4 immediately above shall be characterized as “Net Cash Flow.”  Net Cash Flow shall be distributed to each Investor Member in the same proportion as his Capital Contribution bears to the aggregate amounts raised from all Investor Members, until such time as each Investor Member has Recouped;

6.1.6.          Next, after Recoupment, and further without limitation to any definitions of “Adjusted Cash Flow”, “Net Profits” or “Net Receipts”, etc. set forth in Article I above, for purposes of this Article VI waterfall alone, following Recoupment, Net Cash Flow, if any, shall be deemed “Net Profits” and shall be distributed as follows:

6.1.6.(a)          The Managers may allocate Net Profits “off the top” to third parties in reasonable and customary arms-length transactions in consideration of services provided or rights contributed to the Series and/or the Musicals, or any other production(s) as contemplated herein, including but not limited to distributions made as PPDs and other types of Deferrals, which shall be paid pro rata and pari passu until all such PPDs and other Deferrals are paid in full;

6.1.7.          Next, without limitation to any definitions of “Adjusted Cash Flow”, “Net Profits” or “Net Receipts”, etc. set forth in Article I above, for purposes of this Article VI waterfall alone, the remainder of such Net Profits, if any, shall be deemed “Adjusted Net Profits”, and shall be distributed as follows: ;

6.1.7.(a)          MEMBERS’ NET PROFITS: An amount equal to fifty percent (50%) of the Adjusted Net Profits shall be divided among the Investor Members of the Company, with each such Investor Member receiving that portion thereof as its Capital Contribution bears to the amounts raised in the aggregate from all Investor Members; and

6.1.7.(b)          MANAGER’S NET PROFITS: An amount equal to fifty percent (50%) of the Adjusted Net Profits shall be paid to the Managers of the Company (all non Investor Members receiving portions of such Adjusted Net Profits shall also be paid out of this 50% pool of Manager’s Net Profits).  The Managers shall have the right to allocate Manager’s Net Profits to themselves or any third parties in their sole discretion.

1 The production company ultimately responsible for producing each version of each Musical will ultimately determine what type of standard prevailing live theater revenue participation formulae it will apply on a production-by-production basis.  The gross participation formula assumed here is one such format, the total gross receipts allocable to gross profit participants, of which is typically in the range of 12% to 18% of weekly gross receipts.  An alternative common formula for allocating a live stage production’s receipts is a “pool” format.  The Company will not know which formulae shall be used with respect to a given Musical production until such time as the Musicals and their actual final producers are determined.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	26

All amounts Distributed pursuant to this Article 6.1 shall be Allocated among the Members in accordance with their respective Percentage Interests and in accordance with the terms of each respective class of Units that they have subscribed to.

6.2 Distributions in Liquidation: Notwithstanding Article 6.1 above, Adjusted Cash Flow attributable to a Capital Transaction which constitutes a Liquidation of the Company, together with other funds remaining to be Distributed, shall be Distributed to the Members no later than the later of (i) the end of the Taxable Year of the Company in which such Liquidation occurs or (ii) within ninety (90) days after the date of such Liquidation, after payment of all Company liabilities and expenses (or adequate provision therefor); provided, however, that in no event shall (a) a Liquidating Distribution be made to any Member if, after giving effect to such Distribution, all liabilities of the Company, other than liabilities to Members on account of their Interests and liabilities for which the recourse of creditors of the Company is limited to specified Property of the Company, exceed the fair market value of the assets of the Company (except that the fair market value of assets that are subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair market value of those assets exceeds that liability) and (b) the Distribution to a Member exceeds the positive balance in such Member’s Capital Account after giving effect to all Allocations to such Member under Article V of this Agreement so that Liquidation proceeds shall be Distributed in accordance with each Member’s positive Capital Account balance (within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(k) as in effect on the date first written above).

6.3 Governmental Withholding: In the event the Company is required to deduct and withhold, pursuant to the Code or any other federal, state or local law, foreign governmental, or other rule or regulation which is currently in effect or which may be promulgated hereafter (“Applicable Law”), any amount from an actual Distribution to a Member or Transferee, the amount so deducted and withheld from such Distribution shall, for all purposes of this Agreement, be treated as a Distribution to such Member or Transferee of the same type as the Distribution giving rise to the obligation.  In the event applicable law requires the Company to pay or withhold any amount on behalf of a Member (including any federal, state, local or foreign taxes) measured by a Member’s Distributive Share of the Company’s Net Profits, gain or any other Company item, other than any amount required to be deducted and withheld from actual Distributions to a Member, then the payment or withholding of any such amount shall be considered a loan (“Tax Loan”) by the Company to such Member (the “Borrowing Member”).  The Borrowing Member shall repay any such Tax Loan within thirty (30) days after the Managers (or if the Managers fail to do so, any Member) delivers a written demand therefor, together with interest at an annual rate equal to one percent (1%) per annum in excess of the rate announced from time to time in the Wall Street Journal as the “prime rate” from the date such loan was made until the date of the repayment thereof.  In addition to any other rights of the Company to enforce its entitlement to receive payment of the Tax Loan, plus any accrued interest thereon, the Company may deduct from any Distribution to be made to a Borrowing Member an amount not greater than the outstanding balance of any Tax Loan, plus any accrued interest thereon, as a payment in total or partial satisfaction thereof.

6.4 Liability upon Wrongful Distribution: A Member or Manager who Votes for or assents to a Distribution in violation of this Agreement or the Law is personally liable to the Company, but not to another Person, for the amount of the Distribution that exceeds what could have been Distributed without violating the Law or this Agreement, if it is established that the Member or Manager did not perform that Member or Manager’s duties.

Article VII

MANAGEMENT OF THE LIMITED LIABILITY COMPANY

7.1 Election of Managers: The election of the Manager to fill the initial Company Manager positions shall be by declaration set forth herein, and shall be confirmed by the affirmative Vote of a Majority In Interest of the Members.  The accompanying Subscription Agreement provides that by completing such application and by signing it, the Prospective Purchaser is authorizing his or her Vote to be cast by proxy held by the individual Charles Jones II for the election of the Managers: Charles Jones II Enterprises, LLC; Regina Dowling and Kristin Chenoweth to fill the initial Manager positions of the Company pursuant to the Law.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	27

7.2 Management Powers of the Managers (Generally):  The Company shall exist as a manager-managed limited liability company.  The Managers shall collectively have full and exclusive control of the management and operation of the business of the Company and shall be responsible for making all creative and business judgments, determinations, and decisions affecting Company affairs except as otherwise specifically provided herein.  The Managers may each render services or provide goods to the Company in a capacity other than as a manager for consideration in accordance with the customs and practices of the television and/or live stage theater industry (as applicable), each such Manager’s experience in the applicable industries and the Series and each Musical’s working budget(s) (as applicable).

7.3 Specific Power and Authority of Managers: The Managers shall have, subject to any limitations imposed elsewhere in this Operating Agreement, the power and authority on behalf of the Company to do or cause to be done any and all acts deemed by the Managers to be necessary or appropriate in connection with the management and operation of the business of the Company and the development, production, distribution and other exploitation of the Series and each Musical.  Without limiting the generality of the foregoing, the Managers may at any time, in their sole collective discretion and without further notice to, or consent from, any non-Manager Unit Holder:

(i)	Open and maintain bank checking accounts on behalf of the Company and to designate signatories on such accounts, provided that the funds of the Company may not be commingled with funds owned by or held on behalf of any Manager or any limited liability company, partnership or other entity in which either has an interest or to which any producer, executive producer, co-producer, associate producer or line producer of the Series or any Musical has an interest;

(ii)	Enter into agreements on behalf of the Company with television studios, production companies, SVOD and other filmed entertainment distributors, theaters or other third parties pursuant to which the Company may commit to pay a percentage of the Company’s Gross Revenues in exchange for such network’s, distributor’s, theater’s or other third parties’ assistance in financing, producing, distributing, staging and/or otherwise exploiting either the Series or one or more of the Musicals;

(iii)	Apply a portion of Capital Contributions to further fundraising for, and/or marketing and distribution of the Series and/or one or more of the Musicals whether or not the Offering Maximum funding of this or any subsequent Offering is achieved;

(iv)	Modify the budget(s) of the Series and/or one or more of the Musicals to adapt to changing contingencies, so long as in the judgment of the Managers such budget changes improve the Company’s ability to produce a better Series or Musical(s);

(v)	Enter into co-financing, co-production or pre-sale agreements with joint venture partners or other production entities, theaters, networks or other distributors;

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	28

(vi)	Enter into agreements on behalf of the Company which provide that persons providing financing, rendering services or furnishing literary material or other materials or facilities in connection with the development, production, distribution or other exploitation of the Series or one or more of the Musicals shall receive as salary or other compensation, deferred amounts or a percentage participation in Company revenue either before or after Investor Recoupment.

(vii)	Transfer any Property of the Company on such terms as the Managers shall determine;

(viii)	Borrow money for Company purposes or on behalf of the Company on such terms as the Managers shall determine, pledge any assets or rights of the Company as security for such borrowing and pay back the principal and interest on such loans out of Gross Offering Proceeds;

(ix)	Expend Capital Contributions for Company purposes immediately upon receipt and acceptance;

(x)	Extend the termination date of this or any subsequent Offering in accordance with applicable federal and state securities regulations and subject to any explicitly stated Offering term set forth in the Offering Circular or other Offering Materials;

(xi)	Make agreements with lead actors or actresses to pay Deferrals or gross participations prior to Investor Recoupment, if necessary;

(xii)	Otherwise deal in any reasonable manner with the assets of the Company in connection with the management and operation of the business of the Company;

(xiii)	Borrow money from individuals to be paid out of and to be secured by the first revenues generated by the exploitation of the Series or a given Musical (“Last In/First Out Loan”) and to pay a premium thereon in its discretion and with applicable industry customs and practices;

(xiv)	Employ accountants, legal counsel or other experts or consultants to perform services for the Company (including producers and to compensate them from Company funds or through the granting of Producer and Professional Deferments;

(xv)	To establish reasonable reserve accounts for Company operations;

(xvi)	Institute, prosecute and defend any Proceeding in the Company’s name;

(xvii)	To establish one or more subsidiary entities to the Company, to which the Managers shall be permitted to transfer some or all of the Company’s assets;

Notwithstanding the foregoing, Charles Jones II Enterprises, LLC shall retain a veto right over all Manager decisions and authority hereunder.

7.4 Authority to Execute Agreements on Behalf of Company: In connection with the foregoing, it is agreed that any instrument, agreement or other document executed by one or more of the Managers, while acting in the name and on behalf of the Company shall be deemed to be an action of the Company as to any third parties (including the Unit Holders as third parties for such purposes).

7.5 Time Devoted to Company: The Managers shall devote to the Company’s affairs such time, on a non-exclusive basis, as each of the Managers, in their individual reasonable discretion, shall deem appropriate.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	29

7.6 Other Business: Any Member or Manager shall have the right to engage in or possess any interest in other business ventures of any kind, nature or description (including without limitation, motion pictures, television and theater projects which may compete with the Series or one or more of the Musicals) whether or not in competition with the Company. Neither the Company nor any other Member or Manager shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom.

7.7 Agreements with Members and Others: The Managers shall not enter into (on behalf of the Company) any agreements with Members or any person related to any of the Managers unless such agreements are on terms and conditions which the Managers might reasonably conclude are not less favorable to the Company than the terms and conditions likely to result from “arms-length” negotiations with unaffiliated third parties.  For the purposes of this subsection, the term “unaffiliated third parties” shall mean third parties in which the applicable Manager(s) has no material direct or indirect financial interest.

7.8 Manager as Tax Matters Partner/Member: Charles Jones II Enterprises, LLC or its representative is designated as the Tax Matters Partner of the Company as that term is used in section 6231(a) of the Code and regulations thereunder and for purposes of these Offering Materials, any reference to the “Tax Matters Member” shall be deemed to have the same meaning as “Tax Matters Partner” under the Code.  Such Manager, acting as Tax Matters Partner, may enter into one or more agreements with the IRS with respect to the tax treatment of any Company income, loss, deductions or credits and, to the extent permitted under the Code, may expressly agree that such agreement shall bind any other Managers and Members of the Company.

7.8.1. Each Member shall furnish the Tax Matters Member with such information as the Tax Matters Member may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the parties in accordance with section 6223 of the Code.

7.8.2. No Member shall file, pursuant to section 6227 of the Code, a request for an administrative adjustment of the Company items for any Company Taxable Year without first notifying the other Members.  If the other Members agree with the requested adjustment, the Tax Matters Member shall file the request for administrative adjustment on behalf of the Company.  If the Members do not reach agreement within thirty (30) days or within the period required to timely file the request for administrative adjustment, if such period is shorter, any Member may file a request for administrative adjustment on its own behalf.  If, under section 6227 of the Code, a request for administrative adjustment which is to be made by the Tax Matters Member must be filed on behalf of the Company, the Tax Matters Member shall also file such a request on behalf of the Company under the circumstances set forth in the preceding sentence.

7.8.3. If any Member intends to file a petition under section 6226 or 6228 of the Code with respect to any Company item or other tax matter involving the Company, the Member so intending shall provide Notice to the other Members of such intention and the nature of the contemplated Proceeding.  Such Notice shall be given in a reasonable time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.  If the Members do not agree on the appropriate forum, the petition shall be filed with the United States Tax Court.  If any Member intends to seek review of any court decision rendered as a result of the Proceeding instituted under the preceding part of this subsection, such party shall provide Notice to the others of such intended action.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	30

7.8.4. If any Member enters into a settlement agreement with the Secretary of the Treasury with respect to any Company items, as defined by section 623 1(a)(3) of the Code, it shall provide Notice to the other Members of such settlement agreement and its terms within thirty (30) days from the date of settlement.

7.9 Withdrawal of Manager: Without the Written consent of a Majority-In-Interest, a Manager shall not have any right to Withdraw or retire from the Company, and shall be considered as a “key man” to this Agreement.

7.10 Indemnification: The Managers, the Manager’s Affiliates, Counsel, consultants and their representatives or agents shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorney’s fees) suffered by virtue of any acts or omissions or alleged acts or omissions arising out of such person’s activities either on behalf of the Company or in furtherance of the interests of the Company and in a manner believed in good faith by such person to be within the scope of the authority conferred by this Agreement or law, so long as such person is not determined to be guilty in a final adjudication of criminal conduct, gross negligence or gross misconduct with respect to such acts or omissions.  Such indemnification or agreement to hold harmless shall only be recoverable out of the assets of the Company, including insurance proceeds, if any.  Notwithstanding the foregoing, indemnification of the Managers or their representatives or agents by the Company for liability imposed by a judgment arising from or out of violation of state or federal securities laws shall not be made.

7.11 Rights and Obligations of the Unit Holders:

(i)	No Participation in Management: The Unit Holders shall not participate in the management of the business of, or transact any business for, the Company and shall have only such rights and powers as a Unit Holder as are expressly provided herein or provided by applicable law.

(ii)	Liability: No Unit Holder shall be personally liable for any of the debts, contracts or other obligations of the Company or any of the losses thereof, except to the extent of such Unit Holder’s Capital Contribution, plus such Unit Holder’s share of undistributed Company income if any. When a Unit Holder has rightfully recovered the return in whole or in part of such Unit Holder’s Capital Contribution, such Unit Holder shall nevertheless be liable to the Company for a period of one year thereafter for any sum, not in excess of such return with interest, necessary to discharge such Unit Holder’s liability to all creditors who extended credit or whose claim arose during the period the contribution was held by the Company. No Unit Holder shall be required to contribute any amounts to the Company except as provided for in this Agreement.

(iii)	Unit Holders May Not Bind Company: No Unit Holder shall have any power to represent, sign for or bind any Manager or the Company.

7.12 Reports to Members and Others: The Managers shall, upon Written request of any Member, prepare and distribute to the Members and Counsel to the Managers a quarterly report regarding the status of the Offering and the Company during the Offering period, and thereafter, no less than annually, including a breakdown on Company expenditures.  Not later than 75 days after the close of each Fiscal Year of the Company, the Managers shall deliver to each Member the following items: (1) an annual report, (2) a balance sheet of the Company, (3) an income statement for that year and (4) a statement setting forth that Member’s Allocable share of all items of Company income, gain, loss, deduction, credit and tax preference for that Fiscal Year which are to be included by that Member on such Member’s federal income tax return for that year.  Each of the financial statements and documents referred to above will be conclusive and binding upon the Members unless written objection thereto is received by the Managers within 60 days after the statement has been delivered to the Members.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	31

7.13 Meetings: It is not expected that there will be regular meetings of the Members.  However, the Managers may call a meeting at any time and must call a meeting if requested In Writing to do so by the Members of record (at that time) of at least fifty percent (50%) of the issued and outstanding Interests.  Any action which may be taken at a properly constituted meeting of the Members (as set forth in this Article 7.13) may be taken without a meeting, without Notice and without a Vote, if a Written request for consent, setting forth the action so taken, is provided to all Members and signed by Members holding not less than the minimum Interests that would be necessary to authorize or take such action at a properly constituted meeting on said issue were present and Voted.  Prompt Notice of the taking of such action without a meeting shall be given to those Members who did not consented In Writing to such action.  The scheduling of such meetings may not interfere with the duties of the Managers in the production of the Series or any Musical.

7.14 Fiduciary Duties of Managers: The fiduciary duties a Manager owes to the Company and to its Members are those of a partner to a partnership and to the partners of the partnership.

7.15 Actions by Members: The Members shall act by Vote of the holders of the Majority-In-Interest. The Members shall have no right to control, and shall take no part in the management or control of, the Company’s business or activities, except if the Law requires that a particular right of a Member related thereto may not be waived.

7.16 Credits: Managers shall, in the Managers’ sole collective discretion, make all decisions with regard to granting of credits in the Series and Musicals, subject to any restrictions contained in any applicable and binding collective bargaining agreements.  In the event Managers agree to grant credit to any Member, no casual or inadvertent failure by the Company to comply with the provisions of the agreed upon credit provisions shall be deemed a breach by the Company of this Agreement.  Company agrees that provided the Member entitled to a credit informs the Company of a failure to comply with the credit provisions, the Company shall use reasonable commercial efforts to cure said failure on a prospective basis, and no failure by the Company, Managers, or any third party to accord any credit to such party hereunder shall be deemed a breach of this Agreement.  In the event of a breach of these credit provisions, the aggrieved Member’s remedies shall be limited to an action at law for money damages actually suffered, if any, and in no event shall such aggrieved Member be entitled to seek to terminate or rescind this Agreement in whole or in part or any rights granted or agreed to be granted herein or to obtain injunctive or other equitable relief in connection herewith or in connection with the Series or any Musical or any rights granted or agreed to be granted or to impair or otherwise interfere with the development, production, exhibition, promotion, distribution, advertising or other exploitation of either the Series or any Musical, any rights therein or thereto or any rights granted or agreed to be granted herein.

Article VIII

ASSIGNMENT OF INTERESTS IN THE LIMITED LIABILITY COMPANY

8.1 Restrictions On Transfers: No Member may transfer all, or any portion of, or any Interest or rights in, the Membership Interest owned by the Member.  Each Member hereby acknowledges the reasonableness of this prohibition in view of the Business Purposes of the Company and the relationship of the Members.  The voluntary transfer of any Membership Interests, including Economic Interests, in violation of the prohibition contained in this Article 8.1 shall be deemed invalid, null and void ab initio, and of no force or effect.  Any Person to whom Membership Interests are attempted to be transferred in violation of this Article 8.1 shall not be entitled to Vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive Distributions from the Company, or have any other rights in or with respect to the Membership Interests.  Notwithstanding the foregoing, a Member may assign its Economic Interests (i.e., rights to receive monies from the Company) if the Assignor provided all Managers with advance Notice and all of the Managers have consented to the same in Writing.  All assignments and/or transfers of Interests of any Member hereunder shall be subject not only to the provisions of this Article VIII, but also to all other restrictions which may be placed on such transfers as a result of any other provision contained in the accompanying Subscription Agreement(s) and in any Article or provision contained herein, including, but not by way of limitation, any restrictions on resale, transfer, or assignment which are imposed herein or in any of the other Offering Materials.  All assignments or transfers hereunder shall also be subject to any restrictive measures imposed by the Regulation A Tier II, Regulation S, or other Securities Act exemptions, qualifications or filing requirements and all applicable federal, state, or foreign governmental securities regulatory restrictions.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	32

8.2 Assignment of the Interest in the Company of a Manager: The Managers shall have the free and unrestricted right to assign all of its Interests in the proceeds of and Distributions from the Company, or any part thereof.  Said assignee, however, shall not become a Manager without the consent of a Majority of the Managers and a Majority-In-Interest.  Such assignment shall not relieve the assigning Manager of its obligations hereunder.

8.3 Rights of Assignee: An Assignee, legal representative or successor in interest of a Unit Holder shall be subject to all of the restrictions on a Unit Holder provided in this Agreement.  An Assignee of a Unit Holder’s Interest, or a portion thereof, who does not become a Substituted Member in accordance with the provisions below shall have no right to an accounting of Company transactions, to inspect the Company’s books, or Vote on any of the matters on which a Member would be entitled to Vote.  Upon the giving of Notice of the assignment to the other Members and the Manager, such an Assignee shall be entitled to receive only the share of Company profits or other compensation by way of income, or the return of the assignor’s Contribution, to which the assignor would have been entitled.

8.4 Substitution of Assignee: An assignee of all or any part of a Unit Holder’s Interest will become a Substituted Member only if (a) a Majority in Interest of the Managers consent thereto in Writing (and any Manager may withhold such consent in its discretion) and (b) each of the following conditions is met:

(i)	The Assignee shall consent in writing, in a form prepared by or satisfactory to the Managers, to be bound by the terms and conditions of this Operating Agreement;

(ii)	The Assignee shall pay any expenses of the Company in effecting the substitution;

(iii)	The assignment shall be effected in compliance with all applicable federal and state securities laws and regulations; and

(iv)	All requirements of the Law including amendment of this Operating Agreement, shall have been completed by the Assignee, the assignor and the Company, as the case may be.

8.5 Allocations and Distributions: All assignments shall become effective for Distribution and Allocation purposes at the close of the calendar month in which the Managers are notified of such Assignment.  All cash Distributions required to be made or made after the date the Assignment is effective shall be made to the Transferee.  Income or loss for the year shall be Allocated to the transferor and Transferee based on the ratio of months each was considered to be the Member of Record in the Company.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	33

8.6 Incapacity, Death, Bankruptcy of a Unit Holder: In the event of the incapacity (i.e., judicially determined incompetence or insanity), death or bankruptcy of a Unit Holder, the executor, trustee, guardian or conservator, administrator, receiver or other successor in interest of such Unit Holder shall have all the rights of such Unit Holder for the purpose of settling or managing such Unit Holder’s affairs and such power as such Unit Holder possessed to assign all or a part of such Unit Holder’s Interest (subject to the approval of a Majority in Interest of the Managers) and to join with the Assignee in satisfying the conditions precedent to such Assignee’s becoming a Substituted Member.

The incapacity, death, or bankruptcy of a Unit Holder shall not dissolve the Company.  Each Unit Holder’s estate or other successor in interest shall be liable for all obligations of such Unit Holder.  In no event, however, shall such estate, legal representative or other successor in interest become a Substituted Member as such term is used herein, except in accordance with the above.

8.7 Further Assignments: An assignee of all or any portion of the Interest of a Unit Holder in the Company pursuant to the terms hereof, who desires to make a further assignment of such Interest, shall be subject to all the provisions of this Article VIII to the same extent and in the same manner as such Unit Holder making an initial assignment of such Unit Holder’s Interest in the Company.

8.8 Removal of a Manager: Due to the unique nature of the project being undertaken by the Company, and the relationship of the Managers to such project(s), the Managers, once elected, enjoy a protected status.  A Manager may be removed, but only for good and sufficient cause, and only by Vote of 75% in Interest of the Members and unaffected Managers, if any, considered together at a meeting called expressly for that purpose.  Any removal shall be without prejudice to the rights, if any, of such Manager under any contract of employment.  Upon the effectiveness of such removal, the Members may by the consent of a Majority-In-Interest and any remaining Manager(s), if any, elect a successor Manager to continue the business of the Company, or continue the business of the Company with the remaining Manager(s) acting in that capacity.

8.9 Incapacity or Death of a Manager: In the event of the Withdrawal, incapacity, or death of a Manager, the remaining Managers, if any, may continue the business of the Company alone, or, at his or her option may appoint a successor Manager.  If no remaining Manager exists, a new Manager may be named by a Majority In Interest of the remaining Members.

8.10 Transfer of Security Interests: Upon request of any lender, a Member (via Manager’s proxy or otherwise) shall grant a security interest in a Member’s Membership Interest in the Company to a bank or lender for the purpose of securing or guaranteeing such bank or lender’s loan to the Company.

8.11 Voluntary Withdrawal: No Member shall have the right or power to voluntarily Withdraw (“Voluntarily Withdraw”) from the Company.  Any Withdrawal in violation of this Agreement shall entitle the Company to damages for breach, which may be offset against the amounts otherwise Distributable to such Member.

8.12 Involuntary Withdrawal: Immediately upon the occurrence of an involuntary Withdrawal (“Involuntary Withdrawal”), the successor of the Withdrawn Member shall thereupon become an Economic Interest holder, but shall not become a Member.  If the Company is continued as provided in this Agreement, the successor Economic Interest holder shall have all the rights of an Economic Interest holder, provided however such Economic Interest holder shall not be entitled to require a liquidation of the Economic Interest.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	34

Article IX

AMENDMENTS

9.1 Amendments: This Operating Agreement may be amended only with the written consent of the Majority in Interest of the Managers and such Unit Holders as own 66 2/3% of the outstanding Units.  No amendment which is not approved in Writing by such Members and Managers, however, shall change the purpose of the Company, modify the term of the Company, change the Company to a general partnership, reduce the liabilities, obligations or responsibilities of the Managers, increase the liabilities or commitments of the Unit Holders or change the provisions of this Agreement requiring the unanimous consent of the Unit Holders to continue the business of the Company.  The Managers may (collectively) unilaterally decide to engage in subsequent private equity offerings which may impact the priority of Recoupment by the Unit Holders.  However, any such subsequent Offering which is made primarily for equity fundraising purposes shall not negatively affect the order or priority of Recoupment of any Unit Holder’s Original Invested Capital.

Article X
DISSOLUTION, WINDING UP AND LIQUIDATION

10.1 Events of Dissolution: The Company shall be dissolved at the time specified at Article 2.5 above or upon the earlier occurrence of any of the following (“Dissolution Events”): (a) at the time specified in the Articles of Organization; (b) upon the happening of events specified in the Articles of Organization; (c) by the Vote of a Majority-In-Interest of the Members, (d) upon the occurrence of a Dissociation Event, unless the business of the Company is continued by a Vote of a Majority-In-Interest of the Remaining Members within 90 days of the happening of the event, or (e) by decree of judicial dissolution pursuant to section 17707.03 of the Law.  Upon the death, retirement, resignation, expulsion, bankruptcy, insanity, disability or dissolution of all Managers or occurrence of any other event that terminates the continued Membership of all Managers in the Company (a “Management Dissociation Event”) unless the business of the Company is continued by a Vote of a majority of the Members remaining who also elect at least one Manager, within ninety (90) days thereafter.  Any other event that terminates the Company under this Operating Agreement or the Law.

10.2 Company Continuation: The Company shall not be dissolved by the death, Withdrawal, retirement or incapacity of a Manager, provided the business of the Company is continued by a remaining or successor Manager pursuant to a right to do so stated in the Operating Agreement, which right is hereby granted.

10.3 Winding Up: In the event of dissolution as provided above (including in the event that Members do not elect a successor Manager and continue the business of the Company as provided above), the business of the Company shall be wound up, and the assets distributed as provided herein.  The winding up of the affairs of the Company and the distribution of its assets shall be conducted by the Managers who are hereby authorized to do any and all acts and things authorized by law for these purposes.

In the event of the removal, death, incapacity, Withdrawal or bankruptcy of a Manager, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such person or entity as may be selected by such Unit Holders as own at least a majority of the outstanding Units, which person or entity is hereby authorized to do any and all acts and things authorized by law for these purposes.  In winding up the affairs of the Company, Property may be sold and a Member may, if such Member desires, purchase such Property for the fair market value thereof.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	35

10.4 Liquidation: (a) Upon Liquidation of the Company, all assets of the Company shall be Liquidated and Distributions shall be made to Members and the Managers in accordance with their positive Capital Account balances.  Net Gains and Net Losses resulting from transactions in connection with Liquidation shall be Allocated to each Member’s and Manager’s Capital Account as set forth in Article IV hereof.  If upon Liquidation, a Manager has a deficit Capital Account, such Manager must restore the amounts of such deficits to the Company.

(b) After dissolution and Liquidation, all remaining assets of the Company shall be paid in the following order: (i) to third party creditors (including any lending bank), in the order of priority provided for by law; (ii) to the Managers for reimbursement of any unreimbursed expenses advanced by such Managers or other amounts owed to such Managers by the Company; (iii) to the Members in accordance with their ending Capital Account balances.

(c) If all of the Members and Managers shall so determine, payments on dissolution, or any other Company Distributions, may be made in whole or in part in-kind.

10.5 Effect of Dissolution Event: Upon the occurrence of a Dissolution Event, the Company shall cease carrying on as distinguished from the winding up of the Company business, but the Company shall not be terminated, but shall continue until the winding up of the affairs of the Company has been completed and the certificate of dissolution has been issued by the Secretary of State.

10.6 Transfer of Member’s Interests: If the Company is dissolved due to a transfer of all, or nearly all, of its assets to an analogous subsidiary entity or entities as described in Article 7.3(xvii)above, then the Managers shall transfer all of the Member’s Interests to the subsidiary entity (or entities) in the same measure and proportion as they had existed with respect to the Company.  The nature of any such subsidiary entity and the management, voting, distributions, dissolution and other events described herein shall be treated in the same or as nearly the same manner as permissible and reasonably practicable under applicable U.S. state or any applicable foreign law as they are treated hereunder and under the Law.  Managers will provide each Member with Notice of the establishment of the subsidiary entity (or entities) and of the transfer of the Member’s Interests and any conditions appurtenant thereto as and when the same are made reasonably known by Managers.

Article XI

MISCELLANEOUS PROVISIONS

11.1 Notices: Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party to whom the same is directed or three (3) business days after deposit in the United States mail, registered or certified, postage and charges prepaid, addressed to each Member or Manager, as applicable, at the applicable address specified by such Member in the Subscription Agreement.  A Member may change such Member’s address for purposes of Notice by a writing sent in accordance with this Article to the Manager.  In the case of a Manager and/or the Company, Notices should be sent to:

Opening Night Enterprises, LLC

80 W. Sierra Madre Blvd, Ste. 141

Sierra Madre, CA 91024

Attention: Charles Jones II

with a simultaneous copy to:

Ryan J. Lewis, Esq.

207 W. 25th Street, 6th Floor

New York, NY 10001

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	36

Notice may also be sent to such other addresses or substitute addresses of which a Member advises the Company by notice given in the manner set forth herein.  Notices given in compliance with the provisions of this Article shall be deemed given on the day received or the day of attempted delivery.

11.2 Power of Attorney: Each Unit Holder, upon execution of an Offering Subscription Agreement and approval of the Managers, hereby makes, constitutes and appoints Charles Jones II Enterprises, LLC as such Unit Holder’s true and lawful attorney, with full power of substitution, for such Unit Holder and in such Unit Holder’s name, place, stead and benefit, to sign this Agreement, to file and record the Articles of Organization, and, subject to any applicable consent requirements contained in this Agreement, to sign, execute, certify, swear, acknowledge, file and record any other documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Operating Agreement or which may be required of the Company by law in California, or any other applicable jurisdiction, or by federal or state securities laws or other applicable laws, including, without limitation, amendments to or cancellations of such Articles.

The foregoing grant of authority is hereby declared to be irrevocable and a power coupled with an interest and shall survive the death, incapacity or bankruptcy of any person hereby giving such power and the transfer or assignment for the whole or any portion of the Company Interest of such person; provided, however, that in the event of a transfer by a Unit Holder of all of such Unit Holder’s Units, the foregoing power of attorney of a transferor Unit Holder shall survive such transfer until such time, if any, as the transferee shall have been duly admitted to the Company as a Substitute Member.

11.3 Severability: If any provision of this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality, and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.4 Applicability of California Law: Wherever possible, this Agreement and its various accompanying parts and exhibits, and the application or interpretation hereof and thereof, shall be governed, construed and enforced exclusively by its terms and in accordance with the laws of the State of California and contracts that had been wholly made, entered into and performed therein.

11.5 Arbitration: Except with respect to claims arising under the Securities Act, the Exchange Act or otherwise under the federal securities laws of the United States, if any dispute or controversy occurs between the Subscriber and the Company relating to the interpretation, implementation, application, or validity of this Agreement, each party to the dispute or controversy agrees to proceed to an arbitration hearing to be administered by the American Arbitration Association (“AAA”) in accordance with its commercial rules and the Federal Arbitration Act.  Nothing herein shall preclude any party from seeking injunctive relief in a court of competent jurisdiction if the party perceives that without such injunctive relief, serious harm may be done to the party.  The arbitrator(s) may award attorneys’ fees and costs, as well as AAA arbitrator and administrative expenses, relating to the entire matter or any particular issue, in favor of any prevailing party. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.  Evidence and testimony provided in any arbitration hearing, as well as any decisions of the arbitrator(s) shall be treated as confidential information.  The Company and the Subscriber: (i) agree that except with respect to claims arising under the Securities Act, the Exchange Act or otherwise under the federal securities laws, any legal proceeding or cause of action arising out of or relating to this Operating Agreement shall be instituted exclusively in accordance with the arbitration provision set forth herein, which shall be arbitrated in Los Angeles County, California, (ii) waive any objection to venue, and (iii) irrevocably consent to the jurisdiction of the AAA, the Federal Arbitration Act and the laws of the State of California, in any such action or proceeding.  Without limitation to the foregoing, and strictly for the avoidance of doubt, the parties hereto acknowledge and agree that the arbitration provisions set forth in this Section 11.5 of the Agreement shall not be applicable with respect to actions arising under the Securities Act, the Exchange Act or otherwise under the federal securities laws of the United States of America and nothing contained herein shall be construed as a waiver by Unit Holder or otherwise of Company’s compliance with federal securities laws and the rules and regulations promulgated thereunder.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	37

11.6 Headings: Headings at the beginning of each Article of this Agreement are solely for the convenience of the readers and are not intended to control or influence in any manner the meaning of the specific language provided thereunder.

11.7 Entire Agreement: This Agreement, the accompanying Offering Circular and the Subscription Agreement executed contemporaneously herewith contain the entire agreement between the Members and Managers relating to the subject matter hereof and all other agreements relative hereto which are not contained therein are terminated.  Amendments, variations, modifications or changes herein may be effective and binding on the Members and Managers by, and only by, setting the same forth in a document duly executed and consented to by the holders of sixty-six and two-thirds percent (66 2/3%) of the Percentage Interests owned by Unit Holders and Managers and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any Member or Manager.

11.8 Successors: This Agreement shall be binding on and inure to the benefit of the respective successors, assigns and personal representatives of the parties hereto, except to the extent of any contrary provision in this Agreement.

11.9 Consents and Agreements: Any and all consents and agreements provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

11.10 Waiver of Claims: Each Member is hereby urged to obtain the advice of independent counsel regarding all matters relating to this investment.  To the extent that a Member chooses not to obtain separate legal representation on matters relating to the affairs of the Company, such Member or Members hereby knowingly and willingly agree to waive any claims against the Manager’s Counsel based on such Counsel’s advice to his Manager client(s) as it relates to the Company.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	38

11.11 No Injunction: The parties hereto agree and acknowledge that in the event of a breach of any party hereto of any obligation hereunder, the damage caused any other party shall not be irreparable or otherwise so sufficient as to give rise to a right of injunctive or other equitable relief, and the parties hereto acknowledge that their rights and remedies in the event of any such breach shall be limited to the right, if any, to recover damages in an action at law or arbitration hereunder and shall not include the right to enjoin the development, financing, production, distribution or other exploitation of the Picture hereunder.

11.12 Cure: No party shall be liable to any other party for damages of any kind arising out of or in connection with any breach of this Agreement occurring or accruing before the breaching party has had reasonable notice of and opportunity to cure such breach.

11.13 Counterparts: This Agreement may be executed in counterparts by each of the Members and

Managers, all of which taken together shall be deemed one original.

Article XII

PURCHASER REPRESENTATIONS AND INDEMNIFICATION

12.1 Representations of the Unit Holder: Each Unit Holder hereby represents and warrants to the Company and all Members and the Managers that the following statements are true: (a) Such Unit Holder is a bona fide resident of the state or country set opposite such Unit Holder’s name on the signature page of the Subscription Agreement in that: (i) if a corporation, partnership, trust or other form of business organization, it has its principal office within such state; (ii) if an individual, such individual’s principal residence is in such state; and (iii) if a corporation, partnership, trust or other form of business organization which has organized for the specific purpose of acquiring Units in the Company, all of its beneficial owners are residents of such state.

(b) Such Unit Holder acknowledges the receipt of the Opening Night Enterprises, LLC Offering Circular dated November 30, 2017.  Such Unit Holder has been advised that the Managers are available to answer questions about the purchase of Units in the Company and such Unit Holder has asked any questions of the Managers which such Unit Holder desires to ask and has received answers from the Managers with respect to all such questions.

(c) Such Unit Holder recognizes that the Company is newly organized and has no history of operations or earnings and is of a speculative nature.

(d) Such Unit Holder understands that no state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units offered by the Company and that no state or federal government authority has or will recommend or endorse these Company interests.

(e) Such Unit Holder recognizes that prior to this Offering there has been no public market for the Units offered by the Company and it is likely that after the Offering there will be no such market for the Units.

(f) Such Unit Holder is financially able to comply with such Unit Holder’s obligations hereunder; and such Unit Holder has adequate means of providing for such Unit Holder’s current financial needs and possible contingencies exclusive of such Prospective Purchaser’s investment in the Company.

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	39

(g) Such Unit Holder understands that the IRS may disallow some or all of the deductions or losses to be claimed by the Company and that the IRS may attempt to treat the Company as an association taxable as a corporation which could have an adverse economic effect on the Members by (i) taxation of the Company as a corporation resulting in double taxation of income to the Members and no flow-through of losses and (ii) substantial reduction in yield, if any, of the Members’ investment in the Company.

(h) Such Unit Holder is aware that the Managers and their Affiliates may engage in businesses which are competitive with that of the Company, and such Unit Holder agrees to such activities even though there may be conflicts of interests inherent therein.

12.2 Indemnification: Each Unit Holder shall and does hereby agree to indemnify and save harmless the Company, the Managers, the Manager’s Affiliates, Counsel and consultants and each other Unit Holder from any damages, claims, expenses, losses or actions resulting from (i) a breach by such Unit Holder of any of the warranties and representations contained in this Article or (ii) the untruth of any of the warranties and representations contained herein.  If such warranties and representations are either breached or are not true, the Unit Holder who breached such warranties and/or representations, shall, at the election of a Majority in Interest of the Managers, be subject to a rescission of such Unit Holder’s rights or interests in the Company.

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS COMPANY OPERATING AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SALE OR OTHER DISPOSITION OF THE MEMBERSHIP INTERESTS IS RESTRICTED, AS STATED IN THE COMPANY OPERATING AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, AT THE REQUEST OF A MANAGING MEMBER, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933. BY ACQUIRING THE COMPANY MEMBERSHIP INTEREST(S) REPRESENTED BY THIS COMPANY OPERATING AGREEMENT, EACH MEMBER REPRESENTS THAT IT HAS ACQUIRED SUCH MEMBERSHIP INTEREST(S) FOR INVESTMENT AND THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF THIS COMPANY MEMBERSHIP INTEREST(S) WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACT AND THE RULES AND REGULATIONS THEREUNDER.

IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date set forth below.

ON BEHALF OF OPENING NIGHT ENTERPRISES, LLC

/s/ CHARLES JONES II
By: Charles Jones II, Authorized Signatory

ADDITIONAL MANAGER ESTABLISHING MAJORITY OF GOVERNING BODY OF OPENING NIGHT ENTERPRISES, LLC

/s/ REGINA DOWLING
By: Regina Dowling, Managing Member

EXHIBIT 2 to Offering Circular/Opening Night Enterprises, LLC/Operating Agreement	40